             As filed with the Securities and Exchange Commission
                               on June 30,  1998

                           Registration No. 811-8140

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                _______________

                                   FORM N-1A

                             AMENDMENT NO. 7 TO THE
                             REGISTRATION STATEMENT
                                     UNDER
                       THE INVESTMENT COMPANY ACT OF 1940


                        MANAGED SERIES INVESTMENT TRUST
               (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)


                111 Center Street, Little Rock, Arkansas  72201
          (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES, INCLUDING ZIP CODE)

                    _______________________________________


              Registrant's Telephone Number, including Area Code:
                                (800) 643-9691

                             Richard H. Blank, Jr.
                               c/o Stephens Inc.
                               111 Center Street
                         Little Rock, Arkansas  72201
                    (NAME AND ADDRESS OF AGENT FOR SERVICE)

                                WITH A COPY TO:
                            Robert M. Kurucza, Esq.
                            Marco E. Adelfio, Esq.
                            Morrison & Foerster LLP
                  2000 Pennsylvania Avenue, N.W., Suite 5500
                         Washington, D.C.  20006-1812

                               EXPLANATORY NOTE

       This Amendment No. 7 to the Registration Statement of Managed Series Investment Trust (the "Trust") is being filed to add to the Trust's Registration Statement the audited financial statements and certain related financial information for the fiscal year ended February 28, 1998 for the Growth Stock and Short-Intermediate Term Master Portfolios, and to add certain other non-material changes to the Registration Statement.

       This amendment to the Registration Statement has been filed by the Registrant pursuant to Section 8(b) of the Investment Company Act of 1940. However, beneficial interests in the Registrant are not being registered under the Securities Act of 1933 (the "1933 Act") because such interests will be issued solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. Investments in the Registrant may only be made by registered broker/dealers or by investment companies, insurance company separate accounts, common commingled trust funds, group trusts or similar organizations or entities that are "accredited investors" within the meaning of Regulation D under the 1933 Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any beneficial interest in the Registrant.

                        Managed Series Investment Trust
                             Cross Reference Sheet

Form N-1A Item Number

Part A          Prospectus Caption

4               General Description of Registrant
                Investment Objectives
                Investment Policies
                Risk Considerations
5               Management of the Master Portfolios
                Investment Adviser and Sub-Investment Adviser
                Co-Administrator and Placement Agent
                Custodian; Transfer Agent; Expenses
6               Capital Stock and Other Securities
                Organization and Interests
                Dividends and Distributions
                Taxes
7               Purchase of Interests
                Determination of Net Asset Value
8               Redemption or Repurchase
9               Not Applicable

Part B          Statement of Additional Information

10              Cover Page
11              Table of Contents
12              General Information and History
13              Investment Objectives and Policies
14              Management of MSIT
15              Control Persons and Principal Holders of Securities
16              Investment Advisory and Other Services
17              Brokerage Allocation and Other Practices
18              Capital Stock and Other Securities
19              Purchase, Redemption and Pricing of Securities
20              Tax Status
21              Underwriters
22              Calculation of Performance Data
23              Financial Information

Part C          Other Information

24-32 Information required to be included in Part C is set forth under the appropriate Item, so numbered, in Part C of this Document.

                         MANAGED SERIES INVESTMENT TRUST

                          GROWTH STOCK MASTER PORTFOLIO
                    SHORT-INTERMEDIATE TERM MASTER PORTFOLIO

                                     PART A

                                  JUNE 30, 1998

Responses to Items 1 through 3 have been omitted pursuant to paragraph 4 of Instruction F of the General Instructions to Form N-1A.

ITEM 4. GENERAL DESCRIPTION OF REGISTRANT.

    Managed Series Investment Trust ("MSIT") is a no-load, open-end, management investment company which was organized as a business trust under the laws of Delaware on October 28, 1993. MSIT currently offers two series: the Growth Stock Master Portfolio and the Short-Intermediate Term Master Portfolio (each, a "Master Portfolio" and together, the "Master Portfolios"). Beneficial interests in each Master Portfolio are issued solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of the Securities Act of 1933, as amended (the "1933 Act"). Investments in each Master Portfolio may only be made by registered broker/dealers or by investment companies, insurance company separate accounts, common or commingled trust funds, group trusts or other "accredited investors" within the meaning of Regulation D under the 1933 Act. This registration statement does not constitute an offer to sell, or the solicitation of an offer to buy, any security within the meaning of the 1933 Act.

INVESTMENT OBJECTIVES.

    The GROWTH STOCK MASTER PORTFOLIO seeks above-average long-term total return, with a primary focus on capital appreciation. Current income is a secondary consideration. The Master Portfolio seeks to provide investors with a rate of total return that, over a three to five year time horizon, exceeds that of the S&P 500 Index (before fees and expenses) over comparable periods by investing in a diversified portfolio consisting primarily of growth-oriented common stocks.

    The SHORT-INTERMEDIATE TERM MASTER PORTFOLIO seeks to provide investors with a total return, before fees and expenses, exceeding that of the Lehman Brothers Intermediate Government/Corporate Bond Index ("LB Intermediate Bond Index"). The Master Portfolio seeks to achieve its investment objective by investing in a mix of the following types of securities: U.S. Treasury and agency debt securities, corporate bonds, collateralized mortgage obligations and mortgage-backed securities, other types of asset-backed securities and money market instruments.

         The investment objective of each Master Portfolio cannot be changed without approval by the holders of a majority (as defined in the 1940 Act) of such Master Portfolio's outstanding voting securities. The differences in investment objectives and policies between each Master Portfolio determines the types of portfolio securities in which each Master Portfolio invests and can be expected to affect the degree of risk to which each Master Portfolio is subject and the yield or return of each Master Portfolio. There can be no assurance that the investment objective of each Master Portfolio will be achieved.

INVESTMENT POLICIES.

    The GROWTH STOCK MASTER PORTFOLIO seeks above-average, long-term total return, with a primary focus on capital appreciation. Current income is a secondary consideration. This investment objective is fundamental and cannot be changed without shareholder approval. The Growth Stock Master Portfolio seeks to provide investors with a rate of total return that, over a three to five year time horizon, exceeds that of the S&P 500 Index1 (before fees and expenses) over comparable periods by investing in a diversified portfolio consisting primarily of growth-oriented common stocks. The Growth Stock Master Portfolio is advised by BGFA and sub-advised by Wells Fargo Bank, N.A. ("Wells Fargo Bank").

    The Growth Stock Master Portfolio invests primarily in common stocks that Wells Fargo Bank, as sub-adviser, believes have better-than-average prospects for appreciation. Under normal market conditions, the Master Portfolio will hold at least 20 common stock issues spread across multiple industry groups, with the majority of these holdings consisting of established growth companies, turnaround or acquisition candidates, or attractive larger capitalization companies. The Master Portfolio also may invest up to 25% of its assets in American Depositary Receipts ("ADRs") and similar instruments and may invest up to 15% of its assets in equity securities of companies in emerging or less developed markets. The stock issues held by the Master Portfolio may have some of the following characteristics: low or no dividends; smaller market capitalizations; less market liquidity; relatively short operating histories; aggressive capitalization structures (including high debt levels); and involvement in rapidly growing/changing industries and/or new technologies.

    Additionally, it is expected that the Master Portfolio may from time to time acquire securities through initial public offerings, and may acquire and hold common stocks of smaller and newer issuers. It is expected that no more than 40% of the Master Portfolio's assets will be invested in these highly aggressive issues at one time.

    Though the Master Portfolio will hold a number of larger capitalization stocks, under normal market conditions more than 50% of the Master Portfolio's total assets will be invested in companies whose market capitalizations at the time of acquisition are within the capitalization range of companies listed on the S&P Small Cap 600 Index. As of May 1998, the capitalization range for the S&P Small Cap 600 was from $40 million to $3.7 billion. The capitalization range for the S&P Small Cap 600 Index is expected to change frequently. The Master Portfolio may invest in companies with a market capitalization under $40 million if the investment adviser to the Master Portfolio believes such investments to be in the best interest of the Master Portfolio.

    Under ordinary market conditions, at least 65% of the value of the total assets of the Master Portfolio will be invested in common stocks and in securities which are convertible into common stocks that Wells Fargo Bank, as sub-adviser, believes have better-than-average prospects for appreciation. The Master Portfolio also may invest in convertible debt securities. At most, 5% of the Master Portfolio's net assets will be invested in convertible debt securities that are either not rated in the four highest rating categories by one or more nationally recognized statistical rating organizations ("NRSROs"), such as Moody's Investor Service, Inc. ("Moody's") or Standard & Poor's Rating Group ("S&P"), or unrated securities determined by Wells Fargo Bank to be of comparable quality.

    From time to time, when the adviser or sub-adviser determines that market conditions make pursuing the Master Portfolio's basic investment strategy inconsistent with the best interests of the Master Portfolio's investors, the Master Portfolio may use temporary alternative strategies, primarily designed to reduce fluctuations in the value of the Master Portfolio's assets. In implementing these temporary "defensive" strategies, the Master Portfolio may invest in preferred stock or investment-grade debt securities that are convertible into common stock and in money market instruments. Generally, these temporary "defensive" investments will not exceed 30% of the Master Portfolio's total assets.

    The Growth Stock Master Portfolio pursues an active-trading investment strategy, and the length of time the Growth Stock Master Portfolio has held a particular security is not generally a consideration in investment decisions. Accordingly, the portfolio turnover rate of the Growth Stock Master Portfolio may be higher than that of other growth stock funds that do not pursue an active-trading investment strategy. Portfolio turnover generally
--------
/1/ S&P does not sponsor the Growth Stock Master Portfolio, nor is it affiliated in any way with BGFA, or the Master Portfolio. "Standard & Poor's"(R), "S&P"(R), "S&P 500"(R) and "Standard & Poor's 500"(R) are trademarks of McGraw-Hill, Inc. The Growth Stock Master Portfolio is not sponsored, endorsed, sold or promoted by S&P and S&P makes no representation or warranty, express or implied, regarding the advisability of investing in the Master Portfolio.

involves some expense to the Growth Stock Master Portfolio, including brokerage commissions or dealer mark-ups, and other transaction costs on the sale of securities and the reinvestment in other securities.

    The SHORT-INTERMEDIATE TERM MASTER PORTFOLIO seeks to provide a total return, before fees and expenses, exceeding that of the Lehman Brothers Intermediate Government/Corporate Bond Index (the "LB Intermediate Bond Index"). Historically, the LB Intermediate Bond Index has outperformed short-term investments such as Treasury bills and has generally experienced a positive return on an annual basis. The Master Portfolio's investment objective is fundamental and cannot be changed without shareholder approval. The Short-Intermediate Term Master Portfolio invests in a mix of the following types of instruments: U.S. Treasury and agency debt securities, corporate bonds, collateralized mortgage obligations and mortgage-backed securities, other types of asset-backed securities, and money market instruments such as commercial paper, bankers' acceptances, certificates of deposits, fixed time deposits, repurchase agreements, and short-term debt of the U.S. Government or its agencies. The Short-Intermediate Term Master Portfolio is actively managed. Although its investment objective is related to the performance of the LB Intermediate Bond Index, the Short-Intermediate Term Master Portfolio does not attempt to replicate the portfolio composition of that Index. The Short-Intermediate Term Master Portfolio may hold instruments with different maturities, as well as certain investment securities -- such as collateralized mortgage obligations and other asset-backed securities -- which are not included in the Index. A more complete description of the securities that may be purchased by the Short-Intermediate Term Master Portfolio is contained in "Appendix -- Additional Investment Policies." As similar types of securities are developed in the marketplace, they may be considered for investment by the Short-Intermediate Term Master Portfolio, but the Short-Intermediate Term Master Portfolio may not invest in such securities prior to adding appropriate disclosure. The Short-Intermediate Term Master Portfolio is advised by BGFA and sub-advised by Wells Fargo Bank.

    Under normal market conditions, the Short-Intermediate Term Master Portfolio seeks to maintain an average weighted portfolio maturity generally in the 2-to-5 year range. Under unusual market conditions, the Short-Intermediate Term Master Portfolio may shorten or lengthen its average weighted portfolio maturity beyond the 2-to-5 year range.

    The LB Intermediate Bond Index consists of government (Treasury and agency) and corporate debt obligations with remaining maturities between one and ten years. Each obligation is represented in the LB Intermediate Bond Index in proportion to its outstanding market value. The exact composition of the LB Intermediate Bond Index varies according to the characteristics of the securities outstanding in the marketplace.

    Only investment-grade securities are considered for investment. These securities are identified by their ratings according to one of two major rating services, S&P and Moody's. The rating systems employed by each service are described in the Appendix to this Prospectus. Each service classifies securities into broad categories starting with "investment grade" at the top and ranging downward through more speculative classes, including so-called "junk bonds," to securities that are virtually worthless. The "investment grade" category is subdivided into four rating groups by both services. The four rating groups are called "AAA"/"Aaa," "AA"/"Aa," "A/A," and "BBB"/"Baa" by S&P and Moody's, respectively. Obligations with the lowest investment grade rating have speculative characteristics, and changes in economic conditions or other circumstances are more likely to lead to a weakened capacity to make principal and interest payments than in the case of higher grade debt obligations. The Short-Intermediate Term Master Portfolio may invest in securities of all four rating groups; however, most of the Master Portfolio's assets are invested in securities that, at the time of purchase, are rated in the third group or higher, denoted "A" or better by both rating services. Asset-backed securities are further restricted to the top two rating groups at time of purchase. Mortgage-related securities which are issued or guaranteed by U.S. Government agencies are all currently considered to be in the highest rating category. Subsequent to its purchase by the Master Portfolio, an issue of securities may cease to be rated or its rating may be reduced below the minimum rating required for purchase by the Master Portfolio. The adviser and sub-adviser consider such an event in determining whether the Master Portfolio should continue to hold the obligation. To the extent the Master Portfolio continues to hold such obligations, it may be subject to additional risk of default.

    In the marketplace it is generally the case that higher-risk securities carry higher yields-to-maturity. That is, investors tend to demand higher returns for securities with longer maturities or lower credit quality rating than for similar securities of shorter maturities or higher credit quality ratings. The amount of increased return for increased risk, however, changes from time to time. The Master Portfolio seeks to emphasize those maturity segments or rating groups that appear to offer the most favorable returns relative to their risks, within the maturity and quality ranges described above.

    The Short-Intermediate Term Master Portfolio may invest some of its assets (no more than 10% of total assets under normal market conditions) in high quality money market instruments, which include U.S. Government obligations, obligations of domestic and foreign banks, repurchase agreements, commercial paper (including variable amount master demand notes) and short-term corporate debt obligations. Such investments are made on an ongoing basis to provide liquidity and, to a greater extent, on a temporary basis when there is an unexpected or abnormal level of investor purchases or redemptions of Master Portfolio shares or when "defensive" strategies are appropriate.

    The portfolio turnover rate for the Short-Intermediate Term Master Portfolio is not expected to exceed 300%. Portfolio turnover generally involves some expense to the Master Portfolio, including brokerage commissions or dealer mark-ups and other transaction costs on the sale of securities and the reinvestment in other securities. Portfolio turnover also can generate short-term capital gains tax consequences.

RISK CONSIDERATIONS.

GENERAL -- The net asset value per interest of each Master Portfolio is neither insured nor guaranteed, is not fixed and should be expected to fluctuate.

EQUITY SECURITIES -- The stock investments of the Master Portfolios are subject to equity market risk. Equity market risk is the possibility that common stock prices will fluctuate or decline over short or even extended periods. The U.S. stock market tends to be cyclical, with periods when stock prices generally rise and periods when prices generally decline. Throughout the first six months of 1998, the stock market, as measured by the S&P 500 Index and other commonly used indices, was trading at or close to record levels. There can be no guarantee that these performance levels will continue.

DEBT SECURITIES -- The debt instruments in which the Master Portfolios may invest are subject to credit and interest rate risk. Credit risk is the risk that issuers of the debt instruments in which the Master Portfolios invest may default on the payment of principal and/or interest. Interest-rate risk is the risk that increases in market interest rates may adversely affect the value of the debt instruments in which the Master Portfolios invest. The value of the debt instruments generally changes inversely to market interest rates. Debt securities with longer maturities, which tend to produce higher yields, are subject to potentially greater capital appreciation and depreciation than obligations with shorter maturities. Changes in the financial strength of an issuer or changes in the ratings of any particular security may also affect the value of these investments. Although some of the Master Portfolios' portfolio securities are guaranteed by the U.S. Government, its agencies or instrumentalities, such securities are subject to interest rate risk and the market value of these securities, upon which the Master Portfolios' daily net asset value is based, will fluctuate. No assurance can be given that the U.S. Government would provide financial support to its agencies or instrumentalities where it is not obligated to do so. In addition, some of the asset-backed securities in which the Short-Intermediate Term Master Portfolio may invest are subject to extension risk. This is the risk that when interest rates rise prepayments of the underlying obligations slow, thereby lengthening the duration and potentially reducing the value of the securities.

FOREIGN SECURITIES -- The Master Portfolios may invest in the securities of foreign issuers. Investing in the securities of issuers in any foreign country, including American Depository Receipts ("ADRs") and European Depository Receipts ("EDRs") and similar securities, involves special risks and considerations not typically associated with investing in U.S. companies. These include differences in accounting, auditing and financial reporting standards; generally higher commission rates on foreign portfolio transactions; the possibility of nationalization, expropriation or confiscatory taxation; adverse changes in investment or exchange control regulations (which may include suspension of the ability to transfer currency from a country); and political, social and monetary or diplomatic developments that could affect U.S. investments in foreign countries. Additionally, dispositions of foreign securities and dividends and interest payable on those securities may be subject to foreign taxes, including withholding taxes. Foreign securities often trade with less frequency and volume than domestic securities and, therefore, may exhibit greater price volatility. Additional costs associated with an investment in foreign securities may include higher custodial fees than apply to domestic custodial arrangements and transaction costs of foreign currency conversions. Changes in foreign exchange rates also will affect the value of securities denominated or quoted in currencies other than the U.S. dollar. A Master Portfolio's performance may be affected either unfavorably or favorably by fluctuations in the relative rates of exchange between the currencies of different nations, by exchange control regulations and by indigenous economic and political developments.

    The Growth Stock Master Portfolio may invest a significant portion of its assets in the securities of smaller and newer issuers. Investments in such companies may present opportunities for capital appreciation because of high potential earnings growth. However, such investments may present greater risks than investments in larger-size companies with more established operating histories, diverse product lines and financial capacity. Securities of small and new companies generally trade less frequently or in limited volume, or only in the over-the-counter market or a regional securities exchange. As a result, the prices of such securities may be more volatile than those of larger, more established companies and, as a group, these securities may suffer more severe price declines during periods of generally declining equity prices.

OTHER INVESTMENT CONSIDERATIONS -- The Short-Intermediate Term Master Portfolio may enter into futures transactions, each of which involves risk. The futures contracts and options on futures contracts that this Master Portfolio may purchase may be considered derivatives. Certain of the floating- and variable-rate instruments that this Master Portfolio may purchase also may be considered derivatives. Derivatives are financial instruments whose values are derived, at least in part, from the prices of other securities or specified assets, indices or rates. The Short-Intermediate Term Master Portfolio may use some derivatives as part of its short-term liquidity holdings and/or as substitutes for comparable market positions in the underlying securities. Some derivatives may be more sensitive than direct securities to changes in interest rates or sudden market moves. Some derivatives also may be susceptible to fluctuations in yield or value due to their structure or contract terms. The Short-Intermediate Term Master Portfolio may not use derivatives to create leverage without establishing adequate "cover" in compliance with SEC leverage rules.

YEAR 2000 -- Many computer software systems in use today cannot distinguish the Year 2000 from the Year 1900. Most of the services provided to the Master Portfolios depend on the smooth functioning of computer systems. Any failure to adapt these systems in time could hamper a Master Portfolio's operations and services. The Master Portfolios' principal service providers have advised the Master Portfolios that they are working on necessary changes to their systems and that they expect their systems to be adapted in time. There can, of course, be no assurance of success. In addition, because the Year 2000 issue affects virtually all organizations, the companies or entities in which the Master Portfolios invest also could be adversely impacted by the Year 2000 issue. The extent of such impact cannot be predicted.

ITEM 5. MANAGEMENT OF THE MASTER PORTFOLIOS.

    INVESTMENT ADVISER AND INVESTMENT SUB-ADVISER -- Barclays Global Fund Advisors ("BGFA") serves as investment adviser to each Master Portfolio. BGFA is a direct subsidiary of Barclays Global Investors, N.A. (which in turn is an indirect subsidiary of Barclays Bank PLC ("Barclays")) and is located at 45 Fremont Street, San Francisco, CA 94105. As of April 30, 1998, BGFA and its affiliates provide investment advisory services for approximately $575 billion of assets under management.

    BGFA furnishes to each Master Portfolio investment guidance and policy direction in connection with the daily portfolio management of such Master Portfolio. BGFA furnishes to MSIT's Board of Trustees periodic reports on the investment strategy and performance of each Master Portfolio.

    BGFA has retained Wells Fargo Bank as sub-investment adviser to each Master Portfolio. Prior to January 1, 1996, Wells Fargo Bank served as investment adviser to each Master Portfolio. As sub-investment adviser, Wells Fargo Bank is responsible for the day-to-day portfolio management of each Master Portfolio. The same Wells Fargo Bank investment professionals that previously managed the investment portfolio of each Master Portfolio continue to manage, subject to the overall supervision of BGFA, each Master Portfolio's investment portfolio. Currently, Wells Fargo Bank is the investment adviser or sub-investment adviser to five other registered investment companies. Wells Fargo Bank, a wholly owned subsidiary of Wells Fargo & Company, is located at 525 Market Street, San Francisco, California 94105.

    Wells Fargo & Company, the parent company of Wells Fargo Bank, has signed a definitive agreement to merge with Norwest Corporation. The proposed merger is subject to certain regulatory approvals and must be approved by shareholders of both holding companies. The merger is expected to close in the second half of 1998. The combined company will be called Wells Fargo & Company. Wells Fargo Bank has advised the Master Portfolios that the merger will not reduce the level or quality of advisory and other services provided by Wells Fargo Bank to the Master Portfolios.

    BGFA is entitled to receive monthly fees at the annual rate of 0.60% and 0.45% of the average daily net assets of the Growth Stock and Short-Intermediate Term Master Portfolio, respectively, as compensation for its advisory services. From time to time, BGFA may waive such fees in whole or in part. Any such waiver will reduce the expenses of a Master Portfolio and, accordingly, have a favorable impact on the return and yield of such Master Portfolio. Wells Fargo Bank is entitled to receive from BGFA monthly fees at the annual rate of 0.15% and 0.10% of the average daily net assets of the Growth Stock and Short-Intermediate Term Master Portfolio, respectively, as compensation for its sub-advisory services.

    For the year ended February 28, 1998, the Growth Stock Master Portfolio and the Short-Intermediate Term Master Portfolio paid fees at the annual rate of 0.58% and 0.45%, respectively, of their average daily net assets to BGFA for its services as investment adviser. For the year ended February 28, 1998, BGFA paid fees at the annual rate of 0.15% and 0.10% of the average daily net assets of the Growth Stock Master Portfolio and Short-Intermediate Term Master Portfolio, respectively, to Wells Fargo Bank as compensation for its sub-advisory services.

    Purchase and sale orders of the securities held by the Master Portfolio may be combined with those of other accounts that Wells Fargo Bank manages or advises, and for which it has brokerage placement authority, in the interest of seeking the most favorable overall net results. When Wells Fargo Bank, subject to the supervision of BGFA and the overall authority of MSIT's Board of Trustees, determines that a particular security should be bought or sold for the Master Portfolio and other accounts managed by Wells Fargo Bank, it undertakes to allocate those transactions among the participants equitably. From time to time, a Master Portfolio, to the extent consistent with its investment objective, policies and restrictions, may invest in securities of companies with which Wells Fargo Bank has a lending relationship. BGFA may deal, trade and invest for its own account in the types of securities in which the Master Portfolio may invest. BGFA has informed MSIT that in making its investment decisions it does not obtain or use material inside information in its possession.

    Morrison & Foerster LLP, counsel to MSIT and special counsel to BGFA and Wells Fargo Bank, has advised MSIT, BGFA and Wells Fargo Bank that BGFA, Wells Fargo Bank and their affiliates may perform the services contemplated by the advisory contracts, sub-advisory contracts and this Part A without violation of the Glass-Steagall Act. Such counsel has pointed out, however, that there are no controlling judicial or administrative interpretations or decisions and that future judicial or administrative interpretations of, or decisions relating to, present federal or state statutes, including the Glass-Steagall Act, and regulations relating to the permissible activities of banks and their subsidiaries or affiliates, as well as future changes in such statutes, regulations and judicial or administrative decisions or interpretations, could prevent such entities from continuing to perform, in whole or in part, such services. If any such entity were prohibited from performing any such services, it is expected that new agreements would be proposed or entered into with another entity or entities qualified to perform such services.

PORTFOLIO MANAGERS.

    THE GROWTH STOCK MASTER PORTFOLIO

    Mr. Jon Hickman assumed primary responsibility as the lead manager of the Growth Stock Master Portfolio in February, 1998. Mr. Hickman has over sixteen years' experience in the investment management field. He joined Wells Fargo Bank in 1986 managing equity and balanced portfolios for individuals and employee benefit plans. He is a senior member of Wells Fargo Bank's Equity Strategy Committee. Mr. Hickman has a B.A. and an M.B.A. in finance from Brigham Young University.

    Mr. Thomas Zeifang, also has been responsible for the day-to-day management of the Growth Stock Master Portfolio since June 1997. Mr. Zeifang joined Wells Fargo Bank in the summer of 1995 and is primarily responsible for providing fundamental equity analysis. Mr. Zeifang was an analyst at Fleet Investment Advisors from 1992 to 1995 and prior to that worked for three years as an assistant portfolio manager at Marine Midland Bank. Mr. Zeifang holds a B.B.A. in finance from Saint Bonaventure University, an M.B.A. in finance and business policy from the William E. Simon School of Business Administration, and is a Chartered Financial Analyst.

    THE SHORT-INTERMEDIATE TERM MASTER PORTFOLIO

    Mr. Scott Smith has been co-manager of the portfolio of the Short-Intermediate Term Master Portfolio since June of 1995. Mr. Smith joined Wells Fargo Bank in 1988 as a taxable money market portfolio specialist. His experience includes a position with a private money management firm with mutual fund investment operations. Mr. Smith holds a B.A. from the University of San Diego and is a chartered financial analyst.

    Mr. Paul Single assumed responsibility as co-manager for the day-to-day management of the portfolio of the Short-Intermediate Term Master Portfolio in February 1998. Mr. Single has managed taxable bond portfolios for over a decade, and has specific expertise in mortgage-backed securities. Prior to joining Wells Fargo Bank, in early 1988, he was a senior portfolio manager for Benham Capital Management Group. Mr. Single received his B.S. from Springfield College.

CO-ADMINISTRATORS -- Stephens and Barclays Global Investors, N.A. ("BGI") are the Master Portfolios' co-administrators. Stephens and BGI provide the Master Portfolios with administration services, including general supervision of the Master Portfolios' non-investment operations, coordination of the other services provided to the Master Portfolios, compilation of information for reports to the SEC and the state securities commissions, preparation of proxy statements and shareholder reports, and general supervision of data compilation in connection with preparing periodic reports to MSIT's trustees and officers. Stephens also furnishes office space and certain facilities to conduct the Master Portfolios' business, and compensates MSIT's trustees, officers and employees who are affiliated with Stephens. In addition, except as outlined below under "Expenses," Stephens and BGI will be responsible for paying all expenses incurred by the Master Portfolios other than the fees payable to BGFA. Stephens and BGI are not entitled to compensation for providing administration services to a Master Portfolio.

    BGI has delegated certain of its duties as co-administrator to Investors Bank & Trust Company ("IBT"). IBT, as sub-administrator, is compensated by BGI for performing certain administration services. Prior to October 21, 1996, Stephens was the Master Portfolios' sole administrator and received fees for its services as described in the SAI.

PLACEMENT AGENT -- Stephens is the placement agent for the Master Portfolios. Stephens is a full service broker/dealer and investment advisory firm located at 111 Center Street, Little Rock, Arkansas 72201. Stephens and its predecessor have been providing securities and investment services for more than 60 years, including discretionary portfolio management services since 1983. Stephens currently manages investment portfolios for pension and profit sharing plans, individual investors, foundations, insurance companies and university endowments. Stephens does not receive compensation for acting as placement agent.

CUSTODIAN -- IBT currently acts as the Master Portfolios' custodian. The principal business address of IBT is 200 Clarendon Street, Boston, Massachusetts 02116. IBT is not entitled to receive compensation for its custodial services so long as it is entitled to receive compensation for providing sub-administration services to the Master Portfolios.

TRANSFER AGENT -- IBT also acts as each Master Portfolio's Transfer and Dividend Disbursing Agent (the "Transfer Agent").

EXPENSES -- Except for extraordinary expenses, brokerage and other expenses connected to the execution of portfolio transactions and certain other expenses as described above which are borne by the Master Portfolios, Stephens and BGI have agreed to bear all costs of the Master Portfolios' and MSIT's operations.

ITEM 6. CAPITAL STOCK AND OTHER SECURITIES.

ORGANIZATION AND INTERESTS

    MSIT is organized as a trust under the laws of the State of Delaware. Investors in MSIT are each liable for all of its obligations. However, the risk of an investor incurring financial loss on account of such liability is limited to circumstances in which both inadequate insurance exists and MSIT itself is unable to meet its obligations.

    MSIT's Declaration of Trust permits the Board of Trustees to issue beneficial interests in the series of MSIT, and to permit investors to increase or decrease their interest in such series. MSIT has no intention to hold annual meetings of investors, but will hold special meetings of investors when, in the judgment of the Trustees, it is necessary or desirable to submit matters for an investor vote. Investors holding 10% or more of the shares outstanding and entitled to vote are entitled to call a meeting of investors for purposes of voting on removal of a Trustee or Trustees.

    Each investor is entitled to a vote in proportion to the amount of the investor's investment in MSIT. Interests in a Master Portfolio may not be transferred, but an investor may withdraw all or any portion of its investment at any time at net asset value. All interests in a Master Portfolio, when issued, will be fully paid and nonassessable, and investors have no preemptive rights. A more detailed statement of the rights of investors is contained in the Part B.

    As of June 1, 1998, the Growth Stock Fund and the Short-Intermediate Term Fund of MasterWorks Funds Inc., 111 Center Street, Little Rock, Arkansas 72201, owned approximately 99% of the voting securities of the Growth Stock Master Portfolio and approximately 99% of the voting securities of the Short-Intermediate Term Master Portfolio, respectively, and each Fund could be considered a "controlling person" (for purposes of the 1940 Act) of the corresponding Master Portfolio.

    INTERESTS IN A MASTER PORTFOLIO ARE NOT DEPOSITS OR OTHER OBLIGATIONS OF, OR ISSUED, ENDORSED OR GUARANTEED BY, BGFA, WELLS FARGO BANK OR ANY OF THEIR AFFILIATES. SUCH INTERESTS ARE NOT INSURED BY THE U.S. GOVERNMENT, THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE FEDERAL RESERVE BOARD OR ANY OTHER GOVERNMENT AGENCY. AN INVESTMENT IN A MASTER PORTFOLIO INVOLVES CERTAIN RISKS, INCLUDING THE POSSIBLE LOSS OF PRINCIPAL. THE SHARE PRICE AND INVESTMENT RETURN OF EACH MASTER PORTFOLIO IS EXPECTED TO FLUCTUATE AND INVESTMENTS IN THE MASTER PORTFOLIOS ARE NOT GUARANTEED.

DIVIDENDS AND DISTRIBUTIONS

    The net investment income of a Master Portfolio generally will be declared and paid as a dividend daily to all investors of record as of 1:00 p.m. (Pacific time) with respect to each Master Portfolio. Net investment income for a Saturday, Sunday or Holiday (as defined below) will be declared as a dividend to investors of record as of 1:00 p.m. (Pacific time) on the previous business day with respect to each Master Portfolio. All the net investment income of a Master Portfolio so determined is allocated pro rata among the investors in such Master Portfolio at the time of such determination.

    Dividends and capital gain distributions, if any, paid by a Master Portfolio will be reinvested in the investor's interest in such Master Portfolio at net asset value and credited to the investor's account on the payment date.

TAXES

    Based upon the anticipated classification of each Master Portfolio for federal income tax purposes, MSIT believes that each Master Portfolio will qualify as a partnership for such purposes. MSIT therefore believes that each Master Portfolio will not be subject to any federal income tax on its income and net capital gains (if any). However, each investor in a Master Portfolio will be taxable on its distributive share of such Master Portfolio's taxable income in determining its federal income tax liability. The determination of such share will be made in accordance with the Internal Revenue Code of 1986, as amended (the "Code"), and regulations promulgated thereunder.

    It is intended that each Master Portfolio's assets, income and distributions will be managed in such a way that a regulated investment company investing in such Master Portfolio may satisfy the requirements of Subchapter M of the Code by investing substantially all of its assets in such Master Portfolio.

    Investor inquiries should be directed to Managed Series Investment Trust, 111 Center Street, Little Rock, Arkansas 72201.

ITEM 7.  PURCHASE OF INTERESTS.

    Interests in a Master Portfolio may be purchased on any day such Master Portfolio is open for business (a "Business Day"). Each Master Portfolio is open for business each day the New York Stock Exchange ("NYSE") is open for trading. The NYSE currently observes the following holidays: New Year's Day, Martin Luther King, Jr.'s Birthday, Presidents' Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day (each, a "Holiday").

    MSIT is a no-load open-end management investment company which was organized as a business trust under the laws of Delaware on October 28, 1993. Beneficial interests in a Master Portfolio are issued solely in private placement transactions that do not involve any "public offering" within the meaning of
Section 4(2) of the 1933 Act. Investments in a Master Portfolio may only be made by registered broker/dealers or by investment companies, insurance company separate accounts, common or commingled trust funds, group trusts or "accredited investors" within the meaning of Regulation D under the 1933 Act. This registration statement does not constitute an offer to sell, or the solicitation of an offer to buy, any "security" within the meaning of the 1933 Act.

    There is no minimum initial or subsequent purchase amount in a Master Portfolio. MSIT, on behalf of each Master Portfolio, reserves the right to reject any purchase order. If accepted by a Master Portfolio, investments in such Master Portfolio may be made in exchange for securities which are eligible for acquisition by such Master Portfolio as described in this Part A. All dividends, interest, subscription, or other rights pertaining to such securities shall become the property of such Master Portfolio and must be delivered to such Master Portfolio by the investor upon receipt from the issuer.

    A Master Portfolio will not accept securities in exchange for interests unless: (1) such securities are, at the time of the exchange, eligible for purchase by such Master Portfolio; (2) the investor represents and agrees that all securities offered to be exchanged are not subject to any restrictions upon their sale by such Master Portfolio under the 1933 Act or under the laws of the country in which the principal market for such securities exists, or otherwise;
(3) the value of any such security (except U.S. Government securities) being exchanged together with any other securities of the same issuer owned by a Master Portfolio will not exceed 5% of the net assets of such Master Portfolio immediately after the transaction; and (4) such securities are consistent with the Master Portfolio's investment objective and policies, as applied by BGFA.

    Interests in a Master Portfolio are offered continuously at the net asset value ("NAV") next determined after a purchase order is effective, without a sales load. Purchase orders for interests in a Master Portfolio will be effected if received by 1:00 p.m. (Pacific time) on any Business Day.

    Each investor in a Master Portfolio may add to or reduce its investment in such Master Portfolio on any Business Day. The NAV of each Master Portfolio is calculated at 1:00 p.m. (Pacific time) on any Business Day. The value of each investor's beneficial interest in a Master Portfolio will be determined by multiplying the net asset value of such Master Portfolio by the percentage, effective for that day, that represents that investor's share of the aggregate beneficial interests in a Master Portfolio. Any additions or withdrawals, which are to be effected on that day, will then be effected. The investor's percentage of the aggregate beneficial interests in a Master Portfolio will then be re-computed as the percentage equal to the fraction (i) the numerator of which is the value of such investor's investment in a Master Portfolio as of 1:00 p.m. on such day plus or minus, as the case may be, the amount of any additions to or withdrawals from the investor's investment in a Master Portfolio effected on such day, and (ii) the denominator of which is the aggregate net asset value of such Master Portfolio as of 1:00 p.m. on such day plus or minus, as the case may be, the amount of the net additions to or withdrawals from the aggregate investments in such

Master Portfolio by all investors in a Master Portfolio. The percentage so determined will then be applied to determine the value of the investor's interest in a Master Portfolio as of 1:00 p.m. on the following Business Day.

    By investing in MSIT, an investor appoints the Transfer Agent, as agent, to establish an open account to which all investments will be credited, together with any dividends and capital gain distributions that are paid in additional interests in the Trust.

DETERMINATION OF NET ASSET VALUE

    The net asset value of each Master Portfolio is determined on any Business Day.

    Except for debt obligations with remaining maturities of 60 days or less, which are valued at amortized cost, the other assets of each Master Portfolio are valued at current market prices, or, if such prices are not readily available, at fair value as determined in good faith in accordance with guidelines approved by MSIT's Board of Trustees. Prices used for such valuations may be provided by independent pricing services.

ITEM 8.  REDEMPTION OR REPURCHASE.

    An investor in a Master Portfolio may withdraw all or a portion of its investment on any Business Day at the net asset value next determined after a withdrawal request in proper form is furnished by the investor to such Master Portfolio. The Master Portfolios make no charge for redemption transactions. The proceeds of a withdrawal will be paid by the Master Portfolios in federal funds normally on the day after the withdrawal is effected, but in any event within seven days. At a Master Portfolio's option, payment of redemption proceeds may be made in securities, subject to regulation by some state securities commissions. Investments in a Master Portfolio may not be transferred.

    The right of any investor to receive payment with respect to any withdrawal may be suspended or the payment of the withdrawal proceeds postponed during any period in which the NYSE is closed (other than weekends or Holidays) or trading on the NYSE is restricted, or, to the extent otherwise permitted by the 1940 Act, if an emergency exists.

ITEM 9. PENDING LEGAL PROCEEDINGS.

    Not applicable.

                   APPENDIX -- ADDITIONAL INVESTMENT POLICIES

    The following describes certain instruments in which the Master Portfolios may invest.

    U.S. GOVERNMENT OBLIGATIONS -- The Master Portfolios may invest in various types of U.S. Government obligations. U.S. Government obligations include securities issued or guaranteed as to principal and interest by the U.S. Government, its agencies or instrumentalities. Payment of principal and interest on U.S. Government obligations (i) may be backed by the full faith and credit of the United States (as with U.S. Treasury obligations and GNMA certificates) or
(ii) may be backed solely by the issuing or guaranteeing agency or instrumentality itself (as with FNMA notes). In the latter case, the investor must look principally to the agency or instrumentality issuing or guaranteeing the obligation for ultimate repayment, which agency or instrumentality may be privately owned. There can be no assurance that the U.S. Government would provide financial support to its agencies or instrumentalities where it is not obligated to do so. As a general matter, the value of debt instruments, including U.S. Government obligations, declines when market interest rates increase and rises when market interest rates decrease. Certain types of U.S. Government obligations are subject to fluctuations in yield or value due to their structure or contract terms.

    SECURITIES OF NON-U.S. ISSUERS -- The Master Portfolios may invest in certain securities of non-U.S. issuers as discussed below.

    Obligations of Foreign Governments, Banks and Corporations -- Each Master
    ----------------------------------------------------------
Portfolio may invest in U.S. dollar-denominated short-term obligations issued or guaranteed by one or more foreign governments or any of their political subdivisions, agencies or instrumentalities that are determined by BGFA or Wells Fargo Bank to be of comparable quality to the other obligations in which such Master Portfolio may invest. The Master Portfolios may also invest in debt obligations of supranational entities. Supranational entities include international organizations designated or supported by governmental entities to promote economic reconstruction or development and international banking institutions and related government agencies. Examples include the International Bank for Reconstruction and Development (the World Bank), the European Coal and Steel Community, the Asian Development Bank and the InterAmerican Development Bank. The percentage of each Master Portfolio's assets invested in obligations of foreign governments and supranational entities will vary depending on the relative yields of such securities, the economic and financial markets of the countries in which the investments are made and the interest rate climate of such countries.

    Each Master Portfolio may invest a portion (up to 25% for the Short-Intermediate Term Master Portfolio) of its total assets in high-quality, short-term (one year or less) debt obligations of foreign branches of U.S. banks or U.S. branches of foreign banks that are denominated in and pay interest in U.S. dollars. The Short-Intermediate Term Master Portfolio may also invest in U.S. dollar-denominated debt obligations issued by Foreign corporations, sometimes called Yankee bonds.

    Emerging Market Securities -- The Growth Stock Master Portfolio may invest
    --------------------------
up to 15% of its assets in equity securities of companies in "emerging markets." The Master Portfolio considers countries with emerging markets to include the following: (i) countries with an emerging stock market as defined by the International Finance Corporation; (ii) countries with low- to middle-income economies according to the International Bank for Reconstruction and Development (more commonly referred to as the World Bank); and (iii) countries listed in World Bank publications as developing. The adviser may invest in those emerging markets that have a relatively low gross national product per capita, compared to the world's major economies, and which exhibit potential for rapid economic growth. The adviser believes that investment in equity securities for emerging market issuers offers significant potential for long-term capital appreciation.

    Equity securities of emerging market issuers may include common stock, preferred stocks (including convertible preferred stocks) and warrants; bonds, notes and debentures convertible into common or preferred stock; equity interests in foreign investment funds or trusts and real estate investment trust securities. The Master Portfolio also may invest in American Depositary Receipts, European Depositary Receipts, Continental Depositary Receipts, Global Depositary Receipts, International Depositary Receipts and similar instruments.

    Emerging market countries include, but are not limited to: Argentina, Brazil, Chile, China, the Czech Republic, Columbia, Ecuador, Greece, Hong Kong, Indonesia, India, Malaysia, Mexico, the Philippines, Poland, Portugal, Peru, Russia, Singapore, South Africa, Thailand, Taiwan and Turkey. A company is considered in a country, market or region if it conducts its principal business activities there, namely, if it derives a significant portion (at least 50%) of its revenues or profits from goods produced or sold, investments made, or services performed therein or has at least 50% of its assets situated in such country, market or region.

     American Depositary Receipts and Similar Instruments -- The Growth Stock
     ----------------------------------------------------
Master Portfolio may invest in foreign securities through American Depositary Receipts ("ADRs"), Canadian Depositary Receipts ("CDRs"), European Depositary Receipts ("EDRs"), International Depositary Receipts ("IDRs") and Global Depositary Receipts ("GDRs") or other similar securities convertible into securities of foreign issuers. These securities may not necessarily be denominated in the same currency as the securities into which they may be converted. ADRs (sponsored or unsponsored) are receipts typically issued by a U.S. bank or trust company and traded on a U.S. stock exchange, and CDRs are receipts typically issued by a Canadian bank or trust company that evidence ownership of underlying foreign securities. Issuers of unsponsored ADRs are not contractually obligated to disclose material information in the U.S. and, therefore, such information may not correlate to the market value of the unsponsored ADR. EDRs and IDRs are receipts typically issued by European banks and trust companies, and GDRs are receipts issued by either a U.S. or non-U.S. banking institution, that evidence ownership of the underlying foreign securities. Generally, ADRs in registered form are designed for use in U.S. securities markets and EDRs and IDRs in bearer form are designed primarily for use in Europe. The Master Portfolio may invest up to 25% of its assets in these types of securities.

    FLOATING- AND VARIABLE-RATE OBLIGATIONS -- The Master Portfolios may purchase debt instruments with interest rates that are periodically adjusted at specified intervals or whenever a benchmark rate or index changes. These adjustments generally limit the increase or decrease in the amount of interest received on the debt instruments. Floating- and variable-rate instruments are subject to interest-rate risk and credit risk.

    BONDS -- Certain of the debt instruments purchased by the Short-Intermediate Term Master Portfolio may be bonds. A bond is an interest-bearing security issued by a company or governmental unit. The issuer of a bond has a contractual obligation to pay interest at a stated rate on specific dates and to repay principal (the bond's face value) periodically or on a specified maturity date. An issuer may have the right to redeem or "call" a bond before maturity, in which case the investor may have to reinvest the proceeds at lower market rates. Most bonds bear interest income at a "coupon" rate that is fixed for the life of the bond. The value of a fixed rate bond usually rises when market interest rates fall, and falls when market interest rates rise. Accordingly, a fixed rate bond's yield (income as a percent of the bond's current value) may differ from its coupon rate as its value rises or falls.

    Other types of bonds bear income at an interest rate that is adjusted periodically. Because of their adjustable interest rates, the value of "floating-rate" or "variable-rate" bonds fluctuates much less in response to market interest rate movements than the value of fixed rate bonds. Also, the Master Portfolios may treat some of these bonds as having a shorter maturity for purposes of calculating the weighted average maturity of their investment portfolios. Bonds may be senior or subordinated obligations. Senior obligations generally have the first claim on a corporation's earnings and assets and, in the event of liquidation, are paid before subordinated debt. Bonds may be unsecured (backed only by the issuer's general creditworthiness) or secured (also backed by specified collateral).

    ASSET-BACKED SECURITIES -- The Short-Intermediate Term Master Portfolio may invest in mortgage-related securities. Mortgage pass-through securities are securities representing interests in "pools" of mortgages in which payments of both interest and principal on the securities are made monthly, in effect "passing through" monthly payments made by the individual borrowers on the residential mortgage loans which underlie the securities (net of fees paid to the issuer or guarantor of the securities). Early repayment of principal on mortgage pass-through securities (arising from prepayments of principal due to sale of the underlying property, refinancing, or foreclosure, net of fees and costs which may be incurred) may expose the Master Portfolio to a lower rate of return upon reinvestment of principal. Also, if a security subject to prepayment has been purchased at a premium, in the event of prepayment the value of the premium would be lost. Like other fixed-income securities, when interest rates rise, the value of a mortgage-related security generally will decline; however, when interest rates decline, the value of mortgage-related securities with prepayment features may not increase as much as other fixed-income securities. Payment of principal and interest on some mortgage pass-through securities (but not the market value of the securities themselves) may be guaranteed by the full faith and credit of the U.S. Government or its agencies or instrumentalities. Mortgage pass-through securities created by non-government issuers (such as commercial banks, savings and loan institutions, private mortgage insurance companies, mortgage bankers and other secondary market issuers) may be supported by various forms of insurance or guarantees, including individual loan, title, pool and hazard insurance, and letters of credit, which may be issued by governmental entities, private insurers or the mortgage poolers.

    The Master Portfolio may invest up to 25% of its total assets in investment grade collateralized mortgage obligations ("CMOs"). CMOs are structured into multiple classes, with each class bearing a different stated maturity. Payments of principal, including prepayments, are first returned to investors holding the shortest maturity class; investors holding the longer maturity classes receive principal only after the first class has been retired. The Master Portfolio may purchase CMOs that are:

    (1) collateralized by fixed rate or adjustable rate mortgages that are guaranteed, as to payment of principal and interest, by a U.S. Government agency or instrumentality;

    (2) directly guaranteed, as to payment of principal and interest by the issuer, which guarantee is collateralized by U.S. Government securities; or

    (3) collateralized by mortgage-backed securities issued or guaranteed by the U.S. Government, its agencies or instrumentalities.

    The Short-Intermediate Term Master Portfolio may invest in asset-backed securities, which are unrelated to mortgage loans. These asset-backed securities may consist of undivided fractional interests in pools of consumer loans or receivables held in trust. Examples include certificates for automobile receivables (CARS) and credit card receivables (CARDS). Payments of principal and interest on these asset-backed securities are "passed through" on a monthly or other periodic basis to certificate holders and are typically supported by some form of credit enhancement, such as a letter of credit, surety bond, limited guaranty, or subordination. The extent of credit enhancement varies, but usually amounts to only a fraction of the asset-backed security's par value until exhausted. Ultimately, asset-backed securities are dependent upon payment of the consumer loans or receivables by individuals, and the certificate holder frequently has no recourse to the entity that originated the loans or receivables. The actual maturity and realized yield will vary based upon the prepayment experience of the underlying asset pool and prevailing interest rates at the time of prepayment. Asset-backed securities are relatively new instruments and may be subject to greater risk of default during periods of economic downturn than other instruments. Also, the secondary market for certain asset-backed securities may not be as liquid as the market for other types of securities, which could result in a Master Portfolio experiencing difficulty in valuing or liquidating such securities.

    OPTION TRANSACTIONS -- The Growth Stock Master Portfolio may use options as a substitute for a comparable market position in the underlying securities. The Master Portfolio may invest in call and put options on a specific security. The Master Portfolio may invest up to 15% of its assets, represented by the premium paid, in the purchase of call and put options in respect of specific securities (or groups of "baskets" of specific securities). The purchaser of an option risks a total loss of the premium paid for the option if the price of the underlying security does not increase or decrease sufficiently to justify exercise. The seller of an option, on the other hand, will recognize the premium as income if the option expires unrecognized but foregoes any capital appreciation in excess of the exercise price in the case of a call option and may be required to pay a price in excess of current market value in the case of a put option. The Master Portfolio may purchase and write unlisted over-the-counter options with broker/dealers deemed creditworthy by the adviser. Closing transactions for such options are usually effected directly with the same broker/dealer that effected the original option transaction. The Master Portfolio bears the risk that the broker/dealer will fail to meet its obligations. There is no assurance that a liquid secondary trading market exists for closing out an unlisted option position. Furthermore, unlisted options are not subject to the protections afforded purchasers of listed options by the Options Clearing Corporation, which performs the obligations of its members who fail to perform in connection with the purchase or sale of options.

    INVESTMENT COMPANY SECURITIES -- Each Master Portfolio may invest in securities issued by other investment companies which principally invest in securities of the type in which the Master Portfolio invests. Under the 1940 Act, a Master Portfolio's investment in such securities currently is limited to, subject to certain exceptions, (i) 3% of the total voting stock of any one investment company, (ii) 5% of the Master Portfolio's net assets with respect to any one investment company and (iii) 10% of the Master Portfolio's net assets in the aggregate. Investments in the securities of other investment companies generally will involve duplication of advisory fees and certain other expenses. The Master Portfolio may also purchase shares of exchange listed closed-end funds.

    ILLIQUID SECURITIES -- Each Master Portfolio may invest up to 15% of the value of its net assets in securities as to which a liquid trading market does not exist, provided such investments are consistent with its investment objective. Such securities may include securities that are not readily marketable, such as privately issued securities and other securities that are subject to legal or contractual restrictions on resale, floating- and variable-rate demand obligations as to which the Master Portfolio cannot exercise a demand feature on not more than seven days' notice and as to which there is no secondary market and repurchase agreements providing for settlement more than seven days after notice.

    CONVERTIBLE SECURITIES -- The Growth Stock Master Portfolio may invest in convertible securities that provide current income and are issued by companies with the characteristics described above for the Master Portfolio and that have a strong earnings and credit record. The Master Portfolio may purchase convertible securities that are fixed-income debt securities or preferred stocks, and which may be converted at a stated price within a specific period of time into a certain quantity of the common stock of the same issuer. Convertible securities, while usually subordinate to similar nonconvertible securities, are senior to common stocks in an issuer's capital structure. Convertible securities offer flexibility by providing the investor with a steady income stream (which generally yield a lower amount than similar nonconvertible securities and a higher amount than common stocks) as well as the opportunity to take advantage of increases in the price of the issuer's common stock through the conversion feature. Fluctuations in the convertible security's price can reflect changes in the market value of the common stock or changes in market interest rates. At most, 5% of the Master Portfolio's net assets will be invested, at the time of purchase, in convertible securities that are not rated in the four highest rating categories by one or more NRSROs, such as Moody's or S&P, or unrated but determined by BGFA or Wells Fargo Bank to be of comparable quality.

    CORPORATE REORGANIZATIONS -- The Growth Stock Master Portfolio may invest in securities for which a tender or exchange offer has been made or announced, and in securities of companies for which a merger, consolidation, liquidation or similar reorganization proposal has been announced if, in the judgment of BGFA or Wells Fargo Bank, there is a reasonable prospect of capital appreciation significantly greater than the added portfolio turnover expenses inherent in the short term nature of such transactions. The principal risk associated with such investments is that such offers or proposals may not be consummated within the time and under the terms contemplated at the time of the investment, in which case, unless such offers or proposals are replaced by equivalent or increased offers or proposals which are consummated, the Master Portfolio may sustain a loss.

    SHORT-TERM INSTRUMENTS AND TEMPORARY INVESTMENTS -- The Master Portfolios may invest in high-quality money market instruments on an ongoing basis to provide liquidity, for temporary purposes when there is an unexpected level of shareholder purchases or redemptions or when "defensive" strategies are appropriate. The instruments in which the Master Portfolios may invest include:
(i) short-term obligations issued or guaranteed by the U.S. Government, its agencies or instrumentalities (including government-sponsored enterprises); (ii) negotiable certificates of deposit ("CDs"), bankers' acceptances, fixed time deposits and other obligations of domestic banks (including foreign branches) that have more than $1 billion in total assets at the time of investment and that are members of the Federal Reserve System or are examined by the Comptroller of the Currency or whose deposits are insured by the FDIC; (iii) commercial paper rated at the date of purchase "Prime-1" by Moody's or "A-1+" or "A-1" by S&P, or, if unrated, of comparable quality as determined by BGFA or Wells Fargo Bank; (iv) non-convertible corporate debt securities (e.g., bonds and debentures) with remaining maturities at the date of purchase of not more than one year that are rated at least "Aa" by Moody's or "AA" by S&P; (v) repurchase agreements; and (vi) short-term, U.S. dollar-denominated obligations of foreign banks (including U.S. branches) that, at the time of investment have more than $10 billion, or the equivalent in other currencies, in total assets and in the opinion of BGFA or Wells Fargo Bank are of comparable quality to obligations of U.S. banks which may be purchased by the Master Portfolio.

    Bank Obligations -- Each Master Portfolio may invest in bank obligations,
    ----------------
including certificates of deposit, time deposits, bankers' acceptances and other short-term obligations of domestic banks, foreign subsidiaries of domestic banks, foreign branches of domestic banks, and domestic and foreign branches of foreign banks, domestic savings and loan associations and other banking institutions.

    Certificates of deposit are negotiable certificates evidencing the obligation of a bank to repay funds deposited with it for a specified period of time.

    Time deposits are non-negotiable deposits maintained in a banking institution for a specified period of time at a stated interest rate. Time deposits which may be held by a Master Portfolio will not benefit from insurance from the Bank Insurance Fund or the Savings Association Insurance Fund administered by the Federal Deposit Insurance Corporation.

    Bankers' acceptances are credit instruments evidencing the obligation of a bank to pay a draft drawn on it by a customer. These instruments reflect the obligation both of the bank and of the drawer to pay the face amount of the instrument upon maturity. The other short-term obligations may include uninsured, direct obligations, bearing fixed, floating- or variable-interest rates.

    Commercial Paper and Short-Term Corporate Debt Instruments -- Each Master
    ----------------------------------------------------------
Portfolio may invest in commercial paper (including variable amount master demand notes), which consists of short-term, unsecured promissory notes issued by corporations to finance short-term credit needs. Commercial paper is usually sold on a discount basis and has a maturity at the time of issuance not exceeding nine months. Variable amount master demand notes are demand obligations that permit the investment of fluctuating amounts at varying market rates of interest pursuant to arrangements between the issuer and a commercial bank acting as agent for the payee of such notes whereby both parties have the right to vary the amount of the outstanding indebtedness on the notes. The investment adviser and/or sub-adviser to each Master Portfolio monitors on an ongoing basis the ability of an issuer of a demand instrument to pay principal and interest on demand.

    Each Master Portfolio also may invest in non-convertible corporate debt securities (e.g., bonds and debentures) with not more than one year remaining to maturity at the date of settlement. A Master Portfolio will invest only in such corporate bonds and debentures that are rated at the time of purchase at least "Aa" by Moody's or "AA" by S&P. Subsequent to its purchase by the Master Portfolio, an issue of securities may cease to be rated or its rating may be reduced below the minimum rating required for purchase by the Master Portfolio. The investment adviser and/or sub-adviser to each Master Portfolio will consider such an event in determining whether the Master Portfolio should continue to hold the obligation. To the extent the Master Portfolio continues to hold such obligations, it may be subject to additional risk of default.

    Repurchase Agreements -- Each Master Portfolio may enter into repurchase
    ---------------------
agreements wherein the seller of a security to a Master Portfolio agrees to repurchase that security from the Master Portfolio at a mutually-agreed upon time and price. The period of maturity is usually quite short, often overnight or a few days, although it may extend over a number of months. A Master Portfolio may enter into repurchase agreements only with respect to securities that could otherwise be purchased by the Master Portfolio, and all repurchase transactions must be collateralized. A Master Portfolio may incur a loss on a repurchase transaction if the seller defaults and the value of the underlying collateral declines or is otherwise limited or if receipt of the security or collateral is delayed. The Master Portfolios may participate in pooled repurchase agreement transactions with other funds advised by BGFA or Wells Fargo Bank. See "Additional Permitted Investment Activities" in the SAI for additional information.

    FORWARD COMMITMENTS, WHEN-ISSUED PURCHASES AND DELAYED-DELIVERY TRANSACTIONS -- Each Master Portfolio may purchase or sell securities on a when-issued or delayed-delivery basis and make contracts to purchase or sell securities for a fixed price at a future date beyond customary settlement time. Securities purchased or sold on a when-issued, delayed-delivery or forward commitment basis involve a risk of loss if the value of the security to be purchased declines, or the value of the security to be sold increases, before the settlement date. Although a Master Portfolio will generally purchase securities with the intention of acquiring them, a Master Portfolio may dispose of securities purchased on a when-issued, delayed-delivery or a forward commitment basis before settlement when deemed appropriate by the adviser.

    BORROWING MONEY -- As a fundamental policy, each Master Portfolio is permitted to borrow to the extent permitted under the 1940 Act. However, each Master Portfolio currently intends to borrow money only for temporary or emergency (not leveraging) purposes, and may borrow up to one-third of the value of its total assets (including the amount borrowed) valued at the lesser of cost or market, less liabilities (not including the amount borrowed) at the time the borrowing is made. While borrowings exceed 5% of a Master Portfolio's total assets, the Master Portfolio will not make any new investments.

    LOANS OF PORTFOLIO SECURITIES -- Each Master Portfolio may lend securities from their portfolios to brokers, dealers and financial institutions (but not individuals) in order to increase the return on such Master Portfolio's portfolio. The value of the loaned securities may not exceed one-third of a Master Portfolio's total assets and loans of portfolio securities are fully collateralized based on values that are market-to-market daily. The Master Portfolios will not enter into any portfolio security lending arrangement having a duration of longer than one year. The principal risk of portfolio lending is potential default or insolvency of the borrower. In either of these cases, a Master Portfolio could experience delays in recovering securities or collateral or could lose all or part of the value of the loaned securities. The Master Portfolios may pay reasonable administrative and custodial fees in connection with loans of portfolio securities and may pay a portion of the interest or fee earned thereon the borrower or a placing broker. See "Additional Permitted Investment Activities" in the Part B for additional information.

    INVESTMENT POLICIES

    As a matter of fundamental policy, each Master Portfolio may: (i) not purchase securities of any issuer (except U.S. Government obligations) if as a result, with respect to 75% of its total assets, more than 5% of the value of the Master Portfolio's total assets would be invested in the securities of such issuer or, with respect to 100% of its total assets, the Master Portfolio would own more than 10% of the outstanding voting securities of such issuer; (ii) borrow from banks up to 10% of the current value of its net assets for temporary purposes only in order to meet redemptions, and these borrowings may be secured by the pledge of up to 10% of the current value of its net assets (but investments may not be purchased while any such outstanding borrowing in excess of 5% of its net assets exists); (iii) make loans of portfolio securities in accordance with its investment policies; and (iv) not invest 25% or more of its total assets (i.e., concentrate) in any particular industry, except that the Master Portfolio may invest 25% or more of its assets in U.S. Government obligations. With respect to paragraph (i), it may be possible that MSIT would own more than 10% of the outstanding voting securities of an issuer.

                        MANAGED SERIES INVESTMENT TRUST

                         GROWTH STOCK MASTER PORTFOLIO
                    SHORT-INTERMEDIATE TERM MASTER PORTFOLIO

                                     PART B
                                 JUNE 30, 1998

ITEM 10. COVER PAGE.

  Managed Series Investment Trust ("MSIT") is an open-end, management investment company. This Part B is not a prospectus and should be read in conjunction with MSIT's Part A, also dated June 30, 1998. All terms used in this Part B that are defined in Part A have the meanings assigned in Part A. A copy of Part A may be obtained without charge by writing Managed Series Investment Trust, c/o Investors Bank & Trust Co., - Transfer Agent, P.O. Box 9130, Mail Code MFD23, Boston, MA 02117-9130, or by calling 1-888-204-3956. MSIT's Registration Statement may be examined at the office of the Securities and Exchange Commission ("SEC") in Washington, D.C.

ITEM 11. TABLE OF CONTENTS.

                                                                                                                         Page
                                                                                                                     ------------
Item 12.            General Information and History................................................................       1
Item 13.            Investment Objective and Policies..............................................................       1
Item 14.            Management of MSIT.............................................................................       9
Item 15.            Control Persons and Principal Holders of Securities............................................      11
Item 16.            Investment Advisory and Other Services.........................................................      12
Item 17.            Brokerage Allocation and Other Practices.......................................................      14
Item 18.            Capital Stock and Other Securities.............................................................      16
Item 19.            Purchase, Redemption and Pricing of Securities.................................................      17
Item 20.            Tax Status.....................................................................................      17
Item 21.            Underwriters...................................................................................      18
Item 22.            Calculation of Performance Data................................................................      18
Item 23.            Financial Information..........................................................................      18
                    Appendix.......................................................................................     A-1
                    Financial Statements...........................................................................     F-1

ITEM 12. GENERAL INFORMATION AND HISTORY.

  Barclays Global Fund Advisors ("BGFA") serves as investment adviser to each Master Portfolio. Wells Fargo Bank, N.A. ("Wells Fargo Bank") serves as each Master Portfolio's sub-investment adviser and Stephens Inc. ("Stephens") serves as placement agent for each Master Portfolio's interests.


ITEM 13. INVESTMENT OBJECTIVES AND POLICIES.

  By this offering document, MSIT is offering two diversified portfolios, the Growth Stock Master Portfolio and the Short-Intermediate Term Master Portfolio (each a "Master Portfolio" and together, the "Master Portfolios"). Organizations and other entities that hold shares of beneficial interest of a Master Portfolio may be referred to herein as "feeder funds."

  Each Master Portfolio's investment objective is set forth in Item 4, "General Description of Registrant -- Investment Objective," of Part A. There can be no assurance that the investment objectives of each Master Portfolio will be achieved. Each Master Portfolios' investment objective is fundamental and therefore, cannot be changed without approval by the holders of a majority (as defined in the Investment Company Act of 1940, as amended (the "1940 Act")) of such Master Portfolios' outstanding voting interests.

INVESTMENT RESTRICTIONS

  Each Master Portfolio has adopted investment policies which may be fundamental or non-fundamental. Fundamental policies cannot be changed without approval by the holders of a majority (as defined in the Investment Company Act of 1940, as amended (the "1940 Act")) of the outstanding voting securities of such Master Portfolio. Non-fundamental policies may be changed without interestholder approval by vote of a majority of the Trustees of MSIT, at any time.

  The Master Portfolios are subject to the following investment restrictions, all of which are fundamental policies.

  Each Master Portfolio may not:

  (1) purchase the securities of issuers conducting their principal business activity in the same industry if, immediately after the purchase and as a result thereof, the value of such Master Portfolio's investments in that industry would be 25% or more of the current value of the Master Portfolio's total assets, provided that there is no limitation with respect to investments in obligations of the U.S. Government, its agencies or instrumentalities;

  (2) purchase or sell real estate or real estate limited partnerships (other than securities secured by real estate or interests therein or securities issued by companies that invest in real estate or interests therein);

  (3) purchase commodities or commodity contracts (including futures contracts), except that each Master Portfolio may purchase securities of an issuer which invests or deals in commodities or commodity contracts;

  (4) purchase interests, leases, or limited partnership interests in oil, gas, or other mineral exploration or development programs;

  (5) purchase securities on margin (except for short-term credits necessary for the clearance of transactions and except for margin payments in connection with options, futures and options on futures) or make short sales of securities;

  (6) underwrite securities of other issuers, except to the extent that the purchase of permitted investments directly from the issuer thereof or from an underwriter for an issuer and the later disposition of such securities in accordance with the Master Portfolio's investment program may be deemed to be an underwriting;

  (7) make investments for the purpose of exercising control or management;

  (8) borrow money or issue senior securities as defined in the 1940 Act, except that each Master Portfolio may borrow from banks up to 10% of the current value of its net assets for temporary purposes only in order to meet redemptions, and these borrowings may be secured by the pledge of up to 10% of the current value of its net assets (but investments may not be purchased while any such outstanding borrowing in excess of 5% of its net assets exists);

  (9) write, purchase or sell puts, calls, straddles, spreads, warrants, options or any combination thereof, except that the Growth Stock Master Portfolio may purchase securities with put rights in order to maintain liquidity, and except that the Growth Stock Master Portfolio may invest up to 5% of its net assets in warrants in accordance with its investment policies stated below;

  (10) purchase securities of any issuer (except securities issued or guaranteed by the U.S. Government, its agencies and instrumentalities) if, as a result, with respect to 75% of its total assets, more than 5% of the value of the Master Portfolio's total assets would be invested in the securities of any one issuer or, with respect to 100% of its total assets the Master Portfolio's ownership would be more than 10% of the outstanding voting securities of such issuer; or

  (11) make loans, except that each Master Portfolio may purchase or hold debt instruments or lend its portfolio securities in accordance with its investment policies, and may enter into repurchase agreements.

  Each Master Portfolio is subject to the following non-fundamental policies:

  (1) The Master Portfolios may not:

   (a) purchase or retain securities of any issuer if the officers or trustees of MSIT or the investment adviser owning beneficially more than one-half of one percent (0.5%) of the securities of the issuer together owned beneficially more than 5% of such securities;

   (b) purchase securities of issuers who, with their predecessors, have been in existence less than three years, unless the securities are fully guaranteed or insured by the U.S. Government, a state, commonwealth, possession, territory, the District of Columbia or by an entity in existence at least three years, or the securities are backed by the assets and revenues of any of the foregoing if, by reason thereof, the value of its aggregate investments in such securities will exceed 5% of its total assets;

  (2) The Master Portfolios reserve the right to invest up to 15% of the current value of their net assets in fixed time deposits that are subject to withdrawal penalties and that have maturities of more than seven days, repurchase agreements maturing in more than seven days or other illiquid securities. However, as long as a feeder fund's shares are registered for sale in a state that imposes a lower limit on the percentage of a fund's assets that may be so invested, the Master Portfolios will comply with such lower limit. The Short-Intermediate Term and Growth Stock Master Portfolios presently are limited to investing 10% of their net assets in such securities under such lower limitations applicable in several states; and

  (3) The Master Portfolios may invest in shares of other open-end, management investment companies, subject to the limitations of Section 12(d)(1) of the 1940 Act.

ADDITIONAL PERMITTED INVESTMENT ACTIVITIES

  Unrated, Downgraded and Below Investment Grade Investments. Each Master Portfolio may purchase instruments that are not rated if, in the opinion of Wells Fargo Bank, as sub-investment adviser, such obligations are of investment quality comparable to other rated investments that are permitted to be purchased by such Master Portfolio. Each Master Portfolio may purchase unrated instruments only if they are purchased in accordance with the procedures adopted by MSIT's Board of Trustees in accordance with Rule 2a-7 under the 1940 Act. After purchase by a Master Portfolio, a security may cease to be rated or its rating may be reduced below the minimum required for purchase by such Master Portfolio. Neither event will require a sale of such security by such Master Portfolio. However, in no event will such securities exceed 5% of the Master Portfolio's net assets. To the extent the ratings given by Moody's or S&P may change as a result of changes in such organizations or their rating systems, each Master Portfolio will attempt to use comparable ratings as standards for investments in accordance with the investment policies contained in its Part A and in this Part
B. The ratings of Moody's and S&P are more fully described in the Appendix.

  Because each Master Portfolio is not required to sell downgraded securities, and because the Growth Stock Master Portfolio is permitted to purchase securities that are rated below investment grade or if unrated are of comparable quality, each Master Portfolio could hold up to 5% of its net assets in debt securities rated below "Baa" by Moody's or below "BBB" by S&P or if unrated, low credit quality (below investment grade) securities. The Master Portfolios may hold such securities even though only the Growth Stock Master Portfolio is permitted to purchase such securities.

  Although they may offer higher yields than do higher rated securities, low rated and unrated low credit-quality debt securities generally involve greater volatility of price and risk of principal and income, including the possibility of default by, or bankruptcy of, the issuers of the securities. In addition, the markets in which low rated and unrated low credit quality debt securities are traded are more limited than those in which higher rated securities are traded.

The existence of limited markets for particular securities may diminish a Master Portfolio's ability to sell the securities at fair value either to meet redemption requests or to respond to changes in the economy or in the financial markets and could adversely affect and cause fluctuations in the daily net asset value of a Master Portfolio's shares.

  Adverse publicity and investor perceptions, whether or not based on fundamental analysis, may decrease the values and liquidity of low rated or unrated low quality debt securities, especially in a thinly traded market. Analysis of the creditworthiness of issuers of low rated or unrated low quality debt securities may be more complex than for issuers of higher rated securities, and the ability of a Master Portfolio to achieve its investment objective may, to the extent it holds low rated or unrated low quality debt securities, be more dependent upon such creditworthiness analysis than would be the case if the Master Portfolio held exclusively higher rated or higher quality debt securities.

  Low rated or unrated low quality debt securities may be more susceptible to real or perceived adverse economic and competitive industry conditions than investment grade securities. The prices of such debt securities have been found to be less sensitive to interest rate changes than higher rated or higher quality investments, but more sensitive to adverse economic downturns or individual corporate developments. A projection of an economic downturn or of a period of rising interest rates, for example, could cause a decline in low rated or unrated low quality debt securities prices because the advent of a recession could dramatically lessen the ability of a highly leveraged company to make principal and interest payments on its debt securities. If the issuer of the debt securities defaults, a Master Portfolio may incur additional expenses to seek recovery.

  Letters of Credit. Certain of the debt obligations (including municipal securities, certificates of participation, commercial paper and other short-term obligations) which the Master Portfolios may purchase may be backed by an unconditional and irrevocable letter of credit of a bank, savings and loan association or insurance company which assumes the obligation for payment of principal and interest in the event of default by the issuer. Only banks, savings and loan associations and insurance companies which, in the opinion of Wells Fargo Bank, as sub-investment adviser, are of comparable quality to issuers of other permitted investments of each such Master Portfolio may be used for letter of credit-backed investments.

  Pass-Through Obligations. Certain of the debt obligations which the Short-Intermediate Term Master Portfolio may purchase may be pass-through obligations that represent an ownership interest in a pool of mortgages and the resultant cash flow from those mortgages. Payments by homeowners on the loans in the pool flow through to certificate holders in amounts sufficient to repay principal and to pay interest at the pass-through rate. The stated maturities of pass-through obligations may be shortened by unscheduled prepayments of principal on the underlying mortgages. Therefore, it is not possible to predict accurately the average maturity of a particular pass-through obligation. Variations in the maturities of pass-through obligations will affect the yield to the Master Portfolio. Furthermore, as with any debt obligation, fluctuations in interest rates will inversely affect the market value of pass-through obligations. The Master Portfolio may invest in pass-through obligations that are supported by the full faith and credit of the U.S. Government (such as those issued by the Government National Mortgage Association) or those that are guaranteed by an agency or instrumentality of the U.S. Government or government sponsored enterprise (such as the Federal National Mortgage Association or the Federal Home Loan Mortgage Corporation) or bonds collateralized by any of the foregoing.

  When-Issued Securities. Certain of the securities in which each Master Portfolio may invest are purchased on a when-issued basis, in which case delivery and payment normally take place within 45 days after the date of the commitment to purchase. Each Master Portfolio makes commitments to purchase securities on a when-issued basis only with the intention of actually acquiring the securities, but may sell them before the settlement date if it is deemed advisable. When-issued securities are subject to market fluctuation, and no income accrues to the purchaser during the period prior to issuance. The purchase price and the interest rate received on debt securities are fixed at the time the purchaser enters into the commitment. Purchasing a security on a when-issued basis can involve a risk that the market price at the time of delivery may be lower than the agreed-upon purchase price, in which case there could be an unrealized loss at the time of delivery.

  The Short-Intermediate Term Master Portfolio does not currently intend to invest more than 5% of its assets in when-issued securities during the coming year. Each Master Portfolio establishes a segregated account in which it maintains cash or liquid, high-grade debt securities in an amount at least equal in value to such Master Portfolio's commitments to purchase when-issued securities. If the value of these assets declines, the Master Portfolios will place additional liquid assets in the account on a daily basis so that the value of the assets in the account is equal to the amount of such commitments.

  Repurchase Agreements. Each Master Portfolio may engage in a repurchase agreement with respect to any security in which it is authorized to invest, although the underlying security may mature in more than thirteen months. The Master Portfolio may enter into repurchase agreements wherein the seller of a security to the Master Portfolio agrees to repurchase that security from the Master Portfolio at a mutually agreed-upon time and price that involves the acquisition by the Master Portfolio of an underlying debt instrument, subject to the seller's obligation to repurchase, and the Master Portfolio's obligation to resell, the instrument at a fixed price usually not more than one week after its purchase. The Master Portfolio's custodian has custody of, and holds in a segregated account, securities acquired as collateral by the Master Portfolio under a repurchase agreement. Repurchase agreements are considered by the staff of the SEC to be loans by the Master Portfolio. The Master Portfolio may enter into repurchase agreements only with respect to securities of the type in which it may invest, including government securities and mortgage-related securities, regardless of their remaining maturities, and requires that additional securities be deposited with the custodian if the value of the securities purchased should decrease below resale price. Wells Fargo Bank monitors on an ongoing basis the value of the collateral to assure that it always equals or exceeds the repurchase price. Certain costs may be incurred by the Master Portfolio in connection with the sale of the underlying securities if the seller does not repurchase them in accordance with the repurchase agreement. In addition, if bankruptcy proceedings are commenced with respect to the seller of the securities, disposition of the securities by the Master Portfolio may be delayed or limited. While it does not presently appear possible to eliminate all risks from these transactions (particularly the possibility of a decline in the market value of the underlying securities, as well as delay and costs to the Master Portfolio in connection with insolvency proceedings), it is the policy of the Master Portfolio to limit repurchase agreements to selected creditworthy securities dealers or domestic banks or other recognized financial institutions. The Master Portfolio considers on an ongoing basis the creditworthiness of the institutions with which it enters into repurchase agreements. Repurchase agreements are considered to be loans by a Master Portfolio under the 1940 Act.

  Floating- and Variable-Rate Obligations. Each Master Portfolio may purchase
  ----------------------------------------
floating- and variable-rate obligations as described in the Prospectus. The Master Portfolio may purchase floating- and variable-rate demand notes and bonds, which are obligations ordinarily having stated maturities in excess of thirteen months, but which permit the holder to demand payment of principal at any time, or at specified intervals not exceeding thirteen months. Variable rate demand notes include master demand notes that are obligations that permit the Master Portfolio to invest fluctuating amounts, which may change daily without penalty, pursuant to direct arrangements between the Master Portfolio, as lender, and the borrower. The interest rates on these notes fluctuate from time to time. The issuer of such obligations ordinarily has a corresponding right, after a given period, to prepay in its discretion the outstanding principal amount of the obligations plus accrued interest upon a specified number of days' notice to the holders of such obligations. The interest rate on a floating-rate demand obligation is based on a known lending rate, such as a bank's prime rate, and is adjusted automatically each time such rate is adjusted. The interest rate on a variable-rate demand obligation is adjusted automatically at specified intervals. Frequently, such obligations are secured by letters of credit or other credit support arrangements provided by banks. Because these obligations are direct lending arrangements between the lender and borrower, it is not contemplated that such instruments generally will be traded, and there generally is no established secondary market for these obligations, although they are redeemable at face value. Accordingly, where these obligations are not secured by letters of credit or other credit support arrangements, the Master Portfolio's right to redeem is dependent on the ability of the borrower to pay principal and interest on demand. Such obligations frequently are not rated by credit rating agencies and the Master Portfolio may invest in obligations which are not so rated only if Wells Fargo Bank determines that at the time of investment the obligations are of comparable quality to the other obligations in which the Master Portfolio may invest. Wells Fargo Bank, on behalf of the Master Portfolio, considers on an ongoing basis the creditworthiness of the issuers of the floating- and variable-rate demand obligations in the Master Portfolio's portfolio. The Master Portfolio will not invest more than 10% of the value of its total net assets in floating- or variable-rate demand obligations whose demand feature is not exercisable within seven days. Such obligations may be treated as liquid, provided that an active secondary market exists.

  Loans of Portfolio Securities. Each Master Portfolio may lend securities from its portfolio to brokers, dealers and financial institutions (but not individuals) if cash, U.S. Government securities or other high quality debt obligations equal to at least 100% of the current market value of the securities loaned (including accrued interest thereon) plus the interest payable to such Master Portfolio with respect to the loan is maintained with the Master Portfolio. In determining whether or not to lend a security to a particular broker, dealer or financial institution, each Master Portfolio's investment adviser or such-adviser considers all relevant facts and circumstances, including the size, creditworthiness and reputation of the broker, dealer, or financial institution. Any loans of portfolio securities are fully collateralized based on values that are marked to market daily. The Master Portfolios do not enter into any portfolio security lending arrangements having a duration longer than one year. Any securities that a Master Portfolio receives as collateral do not become part of its portfolio at the time of the loan and, in the event of a default by the borrower, such Master Portfolio will, if permitted by law, dispose of such collateral except for such part thereof that is a security in which the Master Portfolio is permitted to invest. During the time securities are on loan, the borrower will pay the Master Portfolio any accrued income on those securities, and the Master Portfolio may invest the cash collateral and earn income or receive an agreed-upon fee from a borrower that has delivered cash- equivalent collateral. The Master Portfolios will not lend securities having a value that exceeds one-third of the current value of their respective total assets. Loans of securities by a Master Portfolio are subject to termination at such Master Portfolio's or the borrower's option. Each Master Portfolio may pay reasonable administrative and custodial fees in connection with a securities loan and may pay a negotiated portion of the interest or fee earned with respect to the collateral to the borrower or the placing broker. Borrowers and placing brokers are not permitted to be affiliated, directly or indirectly, with the Master Portfolios, BGFA, Wells Fargo Bank or Stephens.

  Foreign Obligations. Investments in foreign obligations involve certain considerations that are not typically associated with investing in domestic obligations. There may be less publicly available information about a foreign issuer than about a domestic issuer. Foreign issuers also are not generally subject to uniform accounting, auditing and financial reporting standards or governmental supervision comparable to those applicable to domestic issuers. In addition, with respect to certain foreign countries, taxes may be withheld at the source under foreign income tax laws, and there is a possibility of expropriation of confiscatory taxation, political or social instability or diplomatic developments that could adversely affect investments in, the liquidity of, and the ability to enforce contractual obligations with respect to, securities of issuers located in those countries. None of the Master Portfolios may invest 25% or more of its assets in foreign obligations.

  Obligations of foreign banks and foreign branches of U.S. banks involve somewhat different investment risks from those affecting obligations of U.S. banks, including the possibilities that liquidity could be impaired because of future political and economic developments, that the obligations may be less marketable than comparable obligations of U.S. banks, that a foreign jurisdiction might impose withholding taxes on interest income payable on those obligations, that foreign deposits may be seized or nationalized, that foreign governmental restrictions (such as foreign exchange controls) may be adopted which might adversely affect the payment of principal and interest on those obligations and that the selection of those obligations may be more difficult because there may be less publicly available information concerning foreign banks or the accounting, auditing and financial reporting standards, practices and requirements applicable to foreign banks may differ from those applicable to U.S. banks. In that connection, foreign banks are not subject to examination by any U.S. Government agency or instrumentality.

  SECURITIES BACKED BY MORTGAGES -- The Short-Intermediate Term Master Portfolio may purchase Mortgage-Backed Securities ("MBSs"), which are pass-through certificates representing interests in a pool of loans secured by mortgages. The resulting cash flow from those mortgages is used to pay principal and interest on the certificates. The MBSs in which the Master Portfolio may invest are issued or guaranteed by the Government National Mortgage Association ("GNMA"), the Federal National Mortgage Association ("FNMA") or the Federal Home Loan Mortgage Corporation ("FHLMC"). MBS investors receive monthly payments based on a pro-rata share of interest and principal payments (and prepayments) on the underlying mortgage pool, less GNMA's, FNMA's or FHLMC's fees and any applicable loan servicing fees.

  GNMA guarantees the full and timely payment of principal and interest on GNMA certificates. The GNMA guarantee is backed by the authority of GNMA to borrow funds from the U.S. Treasury to meet payment obligations arising from its guarantee. Since GNMA is a wholly-owned U.S. Government corporation within the Department of Housing and Urban Development, GNMA guarantees are also general obligations of the United States and, as such, are backed by the full faith and credit of the federal government. In contrast, MBSs issued by FNMA include FNMA Guaranteed Mortgage Pass-Through Certificates ("Fannie Maes") which are solely the obligations of FNMA and are neither backed by, nor entitled to, the full faith and credit of the federal government. FHLMC also is a government-sponsored enterprise whose MBSs are solely obligations of FHLMC. Therefore, FHLMC MBSs are not guaranteed by the federal government or by a Federal Home Loan Bank and do not constitute a general obligation of the federal government or any Federal Home Loan Bank. FHLMC guarantees timely payment of interest and ultimate payment of principal due under the obligations it issues. However, because FNMA and FHLMC are government-sponsored enterprises, their securities are generally considered to be high quality investments that present minimal credit risks.

  The mortgages underlying MBSs guaranteed by GNMA are fully insured or guaranteed by the Federal Housing Administration, the Veterans Administration or the Farmers Home Administration. Mortgages underlying MBSs issued by FNMA or FHLMC are typically conventional residential mortgages which are not so insured or guaranteed, but which conform to specific underwriting, size and maturity standards.

  The Master Portfolio also may invest up to 25% of its total assets in collateralized mortgage obligations ("CMOs") issued or guaranteed by U.S. Government instrumentalities (including government-sponsored enterprises) or collateralized by U.S. Government obligations. In a CMO, a series of bonds or certificates is issued in multiple classes. Each class is issued at a specified coupon rate, with a stated maturity or final distribution date. The principal and interest payments on the underlying mortgages in the collateral pool may be allocated among the classes of CMOs in several ways. Typically, payments of principal on the underlying mortgages, including any prepayments, are applied to the classes in the order of their respective stated maturities or final distribution dates, so that no payment of principal will be made on CMOs of one class until all other classes having earlier stated maturities or final distribution dates have been paid in full.

The Master Portfolio may purchase CMOs that are:

    (1) collateralized by fixed rate or adjustable rate mortgages that are guaranteed, as to payment of principal and interest, by a U.S. Government agency or instrumentality (including a government-sponsored enterprise);

    (2) directly guaranteed, as to payment of principal and interest by the issuer, which guarantee is collateralized by U.S. Government securities; or

    (3) collateralized by MBSs which are issued or guaranteed by the U.S. Government, its agencies or instrumentalities (including government-sponsored enterprises).

  The coupon rate of one or more CMO classes may reset periodically based on an index, such as the London Interbank Offered Rate ("LIBOR"). The interest rates on the mortgages underlying the MBSs and the CMOs in which the Master Portfolio may invest also may be adjustable. In this case, they generally are readjusted at intervals of one year or less in response to changes in a predetermined interest rate index. There are two main categories of indices: those based on U.S. Treasury securities and those based on certain financial aggregates, such as a cost-of-funds index or a moving average of mortgage rates. Commonly utilized indices include the one-year and five-year constant maturity Treasury note rates, the three-month Treasury bill rate, the 180-day Treasury bill rate, rates on longer-term Treasury securities, the National Median Cost of Funds, the one-month, three-month, six-month or one-year LIBOR, a published prime rate, or commercial paper rates. Certain of these indices follow overall market interest rates more closely than others.

  The range of fluctuation of interest rates on certain adjustable rate mortgages ("ARMs") may be limited by "caps" or "floors." A "cap" is a ceiling or maximum interest rate over a mortgage note. A "floor" is a minimum interest rate under a mortgage note. To the extent that the interest rates on the ARMs underlying MBSs or CMOs cannot be adjusted in response to interest rate changes due to the existence of such "caps" or "floors" on interest rate movements, the MBSs or CMOs are likely to respond to changes in market rates more like fixed rate securities. In other words, interest rate increases in excess of the caps can be expected to cause the CMOs or MBSs backed by mortgages that have such caps to decline in value to a greater extent than would be the case in the absence of such caps. Conversely, interest rate decreases below the floors can be expected to cause the CMOs or MBSs backed by mortgages that have such floors to increase in value to a greater extent than would be the case in the absence of such floors. The value of MBSs, CMOs and ARMs will fluctuate to the extent interest rates on the underlying ARMs differ from prevailing market interest rates during interim periods between interest rate reset dates. Accordingly, holders of MBSs, CMOs or ARMs could experience some loss (or less gain than otherwise might be achieved) if they sell these investments before the interest rates on the underlying mortgages are adjusted to reflect prevailing market interest rates.

  Holders of CMOs and MBSs not only receive scheduled payments of principal and interest, but also receive additional principal payments representing prepayments on the underlying mortgages. A certain level of prepayments is factored into the price of most CMOs, since historical experience shows that a certain percentage of mortgages will be repaid or refinanced before maturity. When market interest rates change, however, prepayment behavior changes. When market interest rates are high, homeowners tend to refinance less, which slows the rate of prepayments. When market interest rates are low, the rate of prepayments tends to accelerate. Lower market interest rates are a positive influence on the value of a CMO, as they are on most fixed-rate investments. At the same time, however, the risk that an investor will receive more prepayments than anticipated and must therefore reinvest at lower prevailing market rates is a negative influence on the CMO's value. The net effect of falling interest rates on a CMO's price depends on the relationship between interest rates and CMO prices which, in turn, depends on a number of factors including whether or not the CMO was trading at a discount or a premium before rates fell. Thus, it is possible for a move in interest rates to impact different classes of the same CMO series differently. (See the discussion of multiple classes, above.)

  Municipal Bonds. The Short-Intermediate Term Master Portfolio may invest in municipal bonds. The two principal classifications of municipal bonds are "general obligation" and "revenue" bonds. Municipal bonds are debt obligations issued to obtain funds for various public purposes, including the construction of a wide range of public facilities such as bridges, highways, housing, hospitals, mass transportation, schools, streets, and water and sewer works. Other purposes for which municipal bonds may be issued include the refunding of outstanding obligations and obtaining funds for general operating expenses or to loan to other public institutions and facilities. Industrial development bonds are a specific type of revenue bond backed by the credit and security of a private user. Certain types of industrial development bonds are issued by or on behalf of public authorities to obtain funds to provide privately-operated housing facilities, sports facilities, convention or trade show facilities, airport, mass transit, port or parking facilities, air or water pollution control facilities and certain local facilities for water supply, gas, electricity, or sewage or solid waste disposal. The Master Portfolio may not invest 25% or more of its assets in industrial development bonds. Assessment bonds, wherein a specially created district or project area levies a tax (generally on its taxable property) to pay for an improvement or project may be considered a variant of either category. There are, of course, other variations in the types of municipal bonds, both within a particular classification and between classifications, depending on numerous factors.

  Municipal Notes. Municipal notes include, but are not limited to, tax anticipation notes ("TANs"), bond anticipation notes ("BANs"), revenue anticipation notes ("RANs") and construction loan notes. Notes sold as interim financing in anticipation of collection of taxes, a bond sale or receipt of other revenues are usually general obligations of the issuer.

  TANs. An uncertainty in a municipal issuer's capacity to raise taxes as a result of a decline in its tax base or a rise in delinquencies could adversely affect the issuer's ability to meet its obligations on outstanding TANs. Furthermore, some municipal issuers mix various tax proceeds into a general fund that is used to meet obligations other than those of the outstanding TANs. Use of such a general fund to meet various obligations could affect the likelihood of making payments on TANs.

  BANs. The ability of a municipal issuer to meet its obligations on its BANs is primarily dependent on the issuer's adequate access to the longer term municipal bond market and the likelihood that the proceeds of such bond sales will be used to pay the principal of, and interest on, BANs.

  RANs. A decline in the receipt of certain revenues, such as anticipated revenues from another level of government, could adversely affect an issuer's ability to meet its obligations on outstanding RANs. In addition, the possibility that the revenues would, when received, be used to meet other obligations could affect the ability of the issuer to pay the principal of, and interest on, RANs.

  The values of outstanding municipal securities will vary as a result of changing market evaluations of the ability of their issuers to meet the interest and principal payments (i.e., credit risk). Such values also will change in response to changes in the interest rates payable on new issues of municipal securities (i.e., market risk). Should such interest rates rise, the value of outstanding securities, including those held by a Master Portfolio, will decline and (if purchased at par value) they would sell at a discount. If interests rates fall, the value of outstanding securities will generally increase and (if purchased at par value) they would sell at a premium. Changes in the value of municipal securities held by a Master Portfolio arising from these or other factors will cause changes in the net asset value per share of such Master Portfolio.

  Investments in Warrants. The Growth Stock Master Portfolio may invest up to 5% of its net assets at the time of purchase in warrants (other than those that have been acquired in units or attached to other securities), and not more than 2% of its net assets in warrants which are not listed on the New York or American Stock Exchanges. Warrants represent rights to purchase securities at a specific price valid for a specific period of time. The prices of warrants do not necessarily correlate with the prices of the underlying securities. The Master Portfolio may purchase warrants only on securities in which the Master Portfolio may invest directly.

  Custodial Receipts for Treasury Securities. The Growth Stock Master Portfolio may purchase participations in trusts that hold U.S. Treasury securities (such as TIGRs and CATS) or other obligations where the trust participations evidence ownership in either the future interest payments or the future principal payments on the obligations. These participations are normally issued at a discount to their "face value," and can exhibit greater price volatility than ordinary debt securities because of the way in which their principal and interest are returned to investors. Investments by the Master Portfolio in such participations will not exceed 5% of the value of the Master Portfolio's total assets.

ITEM 14. MANAGEMENT OF MSIT.

  The following information supplements and should be read in conjunction with the Part A section entitled "Management of the Trust." Trustees and Officers of MSIT, together with information as to their principal occupations during at least the past five years, are below. The address of each, unless otherwise indicated, is 111 Center Street, Little Rock, Arkansas 72201. Each Trustee who is deemed to be an "interested person" of MSIT, as defined in the 1940 Act, is indicated by an asterisk.

                                                                                     Principal Occupations
Name, Address and Age                                  Position                       During Past 5 Years
-----------------------------------------  ---------------------------------  -----------------------------------
Jack S. Euphrat, 75                                     Trustee               Private Investor.
415 Walsh Road
Atherton, CA 94027

*R. Greg Feltus, 46                                     Trustee,              Executive Vice President
                                                        Chairman and          of Stephens; President of
                                                                              Stephens Insurance
                                                                              Services Inc.; Senior
                                                                              Vice President of
                                                                              Stephens Sports
                                                                              Management Inc.; and
                                                                              President of
                                                                              Investors Brokerage
                                                                              Insurance Inc.

Thomas S. Goho, 55                                      Trustee               Associate Professor of Finance,
P.O. Box 7285                                                                 Calloway School of Business and
Reynolds Station                                                              Accounting, Wake Forest
Winston-Salem, NC 27104                                                       University, since 1982

*W. Rodney Hughes, 71                                   Trustee               Private Investor.
31 Dellwood Court
San Rafael, CA 94901

*J. Tucker Morse, 53                                    Trustee               Chairman of Home Account
4 Beaufain Street                                                             Network, Inc.; Real Estate
Charleston, SC 29401                                                          Developer; Chairman of
                                                                              Renaissance Properties Ltd.;
                                                                              President of Morse Investment
                                                                              Corporation; and Co-Managing
                                                                              Partner of Main Street Ventures.

Richard H. Blank, Jr., 41                               Chief                 Vice President of Stephens;
                                                        Operating             Director of Stephens Sports
                                                        Officer,              Management Inc.; and Director
                                                        Secretary and         of Capo Inc.
                                                        Treasurer

                               COMPENSATION TABLE
                  For the Fiscal Year Ended February 28, 1998

                                                                                           TOTAL COMPENSATION
                                                                   AGGREGATE COMPENSATION   FROM REGISTRANT
NAME AND POSITION                                                     FROM REGISTRANT       AND FUND COMPLEX
-----------------                                                  ----------------------  ------------------
Jack S. Euphrat                                                             $0                  $11,250
Trustee

*R. Greg Feltus                                                              0                        0
Trustee

Thomas S. Goho                                                               0                   11,250
Trustee

*Zoe Ann Hines/1/                                                            0                        0
Trustee

*W. Rodney Hughes                                                            0                   11,000
Trustee

Robert M. Joses/2/                                                           0                    1,000
Trustee

*J. Tucker Morse                                                             0                   11,000
Trustee

---------------
/1/    Zoe Ann Hines retired as of January 28, 1998.
/2/    Robert M. Joses retired as of December 31, 1997.

  Trustees of MSIT are compensated annually by all the registrants in the fund complex for their services as indicated above and also are reimbursed for all out-of-pocket expenses relating to attendance at board meetings. MSIT, MasterWorks Funds Inc., and Master Investment Portfolio are considered to be members of the same fund complex as such term is defined in Form N-1A under the 1940 Act (the "BGFA Fund Complex"). Stagecoach Funds, Inc., Stagecoach Trust and Life & Annuity Trust together form a separate fund complex (the "Wells Fargo Fund Complex"). Prior to December 15, 1997, the Wells Fargo Fund Complex also included Overland Express Funds, Inc. and Master Investment Trust. On that date, Overland Express Funds, Inc. was consolidated with and into Stagecoach Funds, Inc. and Master Investment Trust was dissolved. Each of the Trustees and the principal officer of MSIT serves in the identical capacity as directors/trustees and/or officer of each registered open-end management investment company in both the BGFA and Wells Fargo Fund Complexes. The Trustees are compensated by other Companies and Trusts within the fund complexes for their services as Directors/Trustees to such Companies and Trusts. Currently the Trustees do not receive any retirement benefits or deferred compensation from the Company or any other member of either fund complex.

  As of the date of this Part B, Trustees and Officers of MSIT as a group beneficially owned less than 1% of the outstanding shares of MSIT.

ITEM 15. CONTROL PERSONS AND PRINCIPAL HOLDERS OF SECURITIES.

  As of June 1, 1998, the Growth Stock Fund and Short-Intermediate Term Fund of MasterWorks, 111 Center Street, Little Rock, Arkansas 72201, owned approximately 99% of the outstanding voting securities of the Growth Stock Master Portfolio and approximately 99% of the outstanding voting securities of the Short-Intermediate Master Portfolio, respectively, and each Fund could be considered a "controlling person" for purposes of the 1940 Act of its corresponding Master Portfolio.

ITEM 16. INVESTMENT ADVISORY AND OTHER SERVICES.

  Investment Adviser. The Master Portfolios of MSIT are advised by BGFA pursuant to separate investment advisory contracts (the "BGFA Advisory Contracts") each dated January 1, 1996. The BGFA Advisory Contracts provide that BGFA shall furnish to each Master Portfolio investment guidance and policy direction in connection with the daily portfolio management of such Master Portfolio. Pursuant to the BGFA Advisory Contracts, BGFA furnishes to the Board of Trustees of MSIT periodic reports on the investment strategy and performance of the Master Portfolios. BGFA has agreed to provide to the Master Portfolios, among other things, money market security and fixed-income research, analysis and statistical and economic data and information concerning interest rate and security market trends, portfolio composition and credit conditions.

  Each BGFA Advisory Contract will continue in effect for more than two years from the date of execution provided the continuance is approved annually (i) by the holders of a majority of the respective Master Portfolio's outstanding voting securities or by the Board of Trustees of MSIT and (ii) by a majority of the Trustees of MSIT who are not parties to the Advisory Contract or "interested persons" (as defined in the 1940 Act) of any such party. The Advisory Contracts may be terminated on 60 days' written notice by either party and will terminate automatically upon assignment (as defined in the 1940 Act).

  Advisory Fees Paid. For the period beginning March 1, 1995 and ended December 31, 1995, the Master Portfolios paid to Wells Fargo Bank the advisory fees indicated below, without waivers. For the period beginning January 1, 1996 and ended February 29, 1996 and for the fiscal year ended February 28, 1997 the Master Portfolios paid to BGFA the advisory fees indicated below, without waivers:

                              3/1/95-12/31/95       1/1/96-2/29/96        FYE 2/28/97
                                 FEES PAID             FEES PAID           FEES PAID
                            --------------------  -------------------  -----------------
Growth Stock
Master Portfolio            $        662,204      $       164,817         $1,334,600
Short-Intermediate Term
Master Portfolio            $         47,460      $         9,923         $   58,891


  For the fiscal year ended February 28, 1998, the corresponding Master Portfolio of each Fund paid to BGFA the advisory fees indicated below and BGFA waived the indicated amounts:

                                                           FYE 2/28/98
MASTER PORTFOLIO                                   FEES PAID         FEES WAIVED
---------------------------------------------  ------------------  ---------------
Growth Stock Master Portfolio                          $1,309,435          $45,153
Short-Intermediate Term Master Portfolio               $   50,170          $ - 0 -

  Investment Sub-Adviser. BGFA has engaged Wells Fargo Bank to provide investment sub-advisory services to each Master Portfolio pursuant to separate sub-advisory contracts between each Master Portfolio, BGFA and Wells Fargo Bank (each, a "Sub-Advisory Contract"). As to each Master Portfolio, the applicable Sub-Advisory Contract is subject to annual approval by (i) MSIT's Board of Trustees or (ii) vote of a majority (as defined in the 1940 Act) of the outstanding securities of such Master Portfolio, provided that in either event the continuance also is approved by a majority of MSIT's Board of Trustees who are not interested persons (as defined in the 1940 Act) of the Master Portfolio or Wells Fargo Bank, by vote cast in person at a meeting called for the purpose of voting on such approval. As to each Master Portfolio, the Sub-Advisory Contract is terminable without penalty, on 60 days' written notice, by MSIT's Board of Trustees or by vote of the holders of a majority of such Master Portfolio's interests. Each Sub-Advisory Contract terminates automatically upon assignment (as defined in the 1940 Act).

  Sub-Advisory Fees Paid. For the period beginning January 1, 1996 and ended February 29, 1996, and for the fiscal years ended February 28, 1997 and February 28, 1998, BGFA paid to Wells Fargo Bank the sub-advisory fees indicated below, without waivers:

                                                                      1/1/96-2/29/96  FYE 2/28/97  FYE 2/28/98
                                                                        FEES PAID      FEES PAID    FEES PAID
                                                                     ---------------  -----------  -----------
Growth Stock Master Portfolio                                        $        41,297     $332,700     $337,502
Short-Intermediate Term Master Portfolio                             $         2,208     $ 13,020     $ 11,102

  Co-Administrators. Stephens and BGI are the Master Portfolio's co-administrators. Stephens and BGI provide the Master Portfolios with administration services, including general supervision of the Master Portfolios' non-investment operations, coordination of the other services provided to the Master Portfolios, compilation of information for reports to the SEC and the state securities commissions, preparation of proxy statements and shareholder reports, and general supervision of data compilation in connection with preparing periodic reports to the MSIT's trustees and officers. Stephens also furnishes office space and certain facilities to conduct the Master Portfolios' business, and compensates the MSIT's trustees, officers and employees who are affiliated with Stephens. In addition, except as outlined below under "Expenses," Stephens and BGI will be responsible for paying all expenses incurred by the Master Portfolios other than the fees payable to BGFA. Stephens and BGI are not entitled to compensation for providing administration services to a Master Portfolio. BGI has delegated certain of its duties as co-administrator to Investors Bank & Trust Company ("IBT"). IBT, as sub-administrator, is compensated by BGI for performing certain administration services.

  Prior to October 21, 1996, Stephens was the Master Portfolios' sole administrator and received fees for its services as described in the SAI. Stephens was not entitled to compensation for providing administration services to the Master Portfolios so long as Stephens received fees for providing similar services to a feeder fund of another investment company investing all of its assets in a Master Portfolio. The Master Portfolios did not pay any administration fees to Stephens.

  Placement Agent. Stephens is the placement agent for the Master Portfolios. Stephens is a full service broker/dealer and investment advisory firm located at 111 Center Street, Little Rock, Arkansas 72201. Stephens and its predecessor have been providing securities and investment services for more than 60 years, including discretionary portfolio management services since 1983. Stephens currently manages investment portfolios for pension and profit sharing plans, individual investors, foundations, insurance companies and university endowments. Stephens does not receive compensation for acting as placement agent.

  Custodian. IBT currently acts as the Master Portfolios' custodian. The principal business address of IBT is 200 Clarendon Street, Boston, Massachusetts 02116. IBT is not entitled to receive compensation for its custodial services so long as it is entitled to receive compensation for providing sub-administration services to the Master Portfolios. Prior to October 21, 1996, Barclays Global Investors, N.A. ("BGI") acted as the Master Portfolios' custodian. BGI did not receive compensation for its custodial services.

  Transfer and Dividend Disbursing Agent. IBT also acts as each Master Portfolio's Transfer and Dividend Disbursing Agent (the "Transfer Agent"). IBT is not entitled to receive compensation for providing such services to MSIT so long as it receives fees for providing similar services to the funds which invest substantially all of their assets in the Master Portfolios. Prior to March 2, 1998, Wells Fargo Bank acted as Transfer Agent to the Master Portfolios. To date, the Master Portfolios have not paid any transfer and dividend disbursing agency fees.

  Distribution Plan. MSIT's Board of Trustees has adopted, on behalf of each Master Portfolio, a "defensive" distribution plan under Section 12(b) of the 1940 Act and Rule 12b-1 thereunder (the "Plan"). The Plan was adopted by a majority of MSIT's Board of Trustees (including a majority of those Trustees who are not "interested persons" (as defined in the 1940 Act) of MSIT) on October 10, 1995. The Plan was intended as a precaution designed to address the possibility that certain ongoing payments by Barclays Bank PLC to Wells Fargo Bank in connection with the sale of an affiliate of Wells Fargo Bank may be characterized as indirect payments by each Master Portfolio to finance activities primarily intended to result in the sale of interests in such Master Portfolio. The Plan provides that if any portion of a Master Portfolio's advisory fees (up to 0.25% of the average daily net assets of each Master Portfolio on an annual basis) were deemed to constitute an indirect payment for activities that are primarily intended to result in the sale of interests in a Master Portfolio such payment would be authorized pursuant to the Plan. The Master Portfolios do not currently pay any amounts pursuant to the Plan.

  Expenses. Except for extraordinary expenses, brokerage and other expenses connected with to the execution of portfolio transactions and certain other expenses which are borne by the Master Portfolios, Stephens and BGI have agreed to bear all costs of the Master Portfolios' and MSIT's operations.


ITEM 17. BROKERAGE ALLOCATION AND OTHER PRACTICES.

  Subject to policies established by MSIT's Board of Trustees and subject to the overall supervision of BGFA, as investment adviser, Wells Fargo Bank, as sub-investment adviser, is responsible for the Master Portfolio's portfolio decisions and the placing of portfolio transactions. In placing orders, it is the policy of MSIT to obtain the best overall terms available for each Master Portfolio taking into account the dealer's general execution and operational facilities, the type of transaction involved and other factors such as the dealer's risk in positioning the securities involved. While Wells Fargo Bank generally seeks reasonably competitive spreads or commissions, the Master Portfolios will not necessarily be paying the lowest spread or commission available. MSIT has no obligation to deal with any dealer or group of dealers in the execution of transactions in portfolio securities.

  Purchase and sale orders of the securities held by the Master Portfolios may be combined with those of other accounts that Wells Fargo Bank manages, and for which it has brokerage placement authority, in the interest of seeking the most favorable overall net results. When Wells Fargo Bank determines that a particular security should be bought or sold for a Master Portfolio and other accounts managed by Wells Fargo Bank, Wells Fargo Bank undertakes to allocate those transactions among the participants equitably.

  Purchases and sales of securities by the Short-Intermediate Term Master Portfolio usually will be principal transactions. Portfolio securities normally will be purchased or sold from or to dealers serving as market makers for the securities at a net price. The Master Portfolios also will purchase portfolio securities in underwritten offerings and may purchase securities directly from the issuer. Generally, municipal obligations, taxable money market securities, adjustable rate mortgage securities ("ARMS") and collateralized mortgage obligations ("CMOs") are traded on a net basis and do not involve brokerage commissions. The cost of executing a Master Portfolio's portfolio securities transactions consists primarily of dealer spreads and underwriting commissions. Under the 1940 Act, persons affiliated with MSIT are prohibited from dealing with the MSIT as a principal in the purchase and sale of securities unless an exemptive order allowing such transactions is obtained from the SEC or an exemption is otherwise available.

  The Master Portfolios may purchase municipal obligations from underwriting syndicates of which Stephens, BGFA or Wells Fargo Bank is a member under certain conditions in accordance with the provisions of a rule adopted under the 1940 Act and in compliance with procedures adopted by MSIT's Board of Trustees.

  In assessing the best overall terms available for any transaction, Wells Fargo Bank considers factors deemed relevant, including the breadth of the market in the security, the price of the security, the financial condition and execution capability of the broker or dealer, and the reasonableness of the commission, if any, both for the specific transaction and on a continuing basis. Wells Fargo Bank may cause a Master Portfolio to pay a broker/dealer which furnishes brokerage and research services a higher commission than that which might be charged by another broker/dealer for effecting the same transaction or may give preference in executing portfolio transaction to dealers that have provided statistical or other research services to Wells Fargo Bank, provided that Wells Fargo Bank determines in good faith that the overall commission is reasonable in relation to the value of the brokerage and research services provided by such broker/dealer; viewed in terms of either the particular transaction or the overall responsibilities of Wells Fargo Bank. Such brokerage and research services might consist of reports and statistics relating to specific companies or industries, general summaries of groups of stocks or bonds and their comparative earnings and yields, or broad overviews of the stock, bond, and government securities markets and the economy.

  Supplementary research information so received is in addition to, and not in lieu of, services required to be performed by Wells Fargo Bank and does not reduce the advisory fees payable by the Master Portfolios. The Board of Trustees will periodically review the commissions paid by the Master Portfolios to consider whether the commissions paid over representative periods of time appear to be reasonable in relation to the benefits inuring to the Master Portfolios to consider whether the commissions paid over representative periods of time appear to be reasonable in relation to the benefits inuring to the Master Portfolios. It is possible that certain of the supplementary research or other services received will primarily benefit one or more other investment companies or other accounts for which investment discretion is exercised. Conversely, a Master Portfolio may be primary beneficiary of the research or services received as a result of portfolio transactions effected for such other account or investment company.

  Broker/dealers utilized by Wells Fargo Bank may furnish statistical, research and other information or services which are deemed by Wells Fargo Bank to be beneficial to the Master Portfolios' investment programs. Research services received from brokers supplement Wells Fargo Bank's own research and may include the following types of information: statistical and background information on industry groups and individual companies; forecasts and interpretations with respect to U.S. and foreign economies, securities, markets, specific industry groups and individual companies, information on political developments; portfolio management strategies; performance information on securities and information concerning prices of securities; and information supplied by specialized services to Wells Fargo Bank and to the Trust's Trustees with respect to the performance, investment activities and fees and expenses of other mutual Funds. Such information may be communicated electronically, orally or in written form.

  The outside research assistance is useful to Wells Fargo Bank since the brokers utilized by Wells Fargo Bank as a group tend to follow a broader universe of securities and other matters than the staff of Wells Fargo Bank can follow. In addition, this research provides Wells Fargo Bank with a diverse perspective on financial markets. Research services which are provided to Wells Fargo Bank by brokers are available for the benefit of all accounts managed or advised by Wells Fargo Bank. In some cases, the research services are available only from the broker providing such services. In other cases, the research services may be obtainable from alternative sources in return for cash payments. It is the opinion of Wells Fargo Bank that because the broker research supplements rather than replaces their research, the receipt of such research does not tend to decrease their expenses, but tends to improve the quality of their investment advice. However, to the extent that Wells Fargo Bank would have purchased any such research services had such services not been provided by brokers, the expenses of such services to Wells Fargo Bank could be considered to have been reduced accordingly. Certain research services furnished could be considered to have been reduced accordingly. Certain research services furnish by broker/dealers may be useful to Wells Fargo Bank with clients other than the Master Portfolios. Similarly, any research services received by Wells Fargo Bank through the placement of portfolio transactions of other clients may be of value to Wells Fargo Bank in fulfilling its obligations to the Master Portfolios. It is the opinion of Wells Fargo Bank that this material is beneficial in supplementing their research and analysis; and therefore, it may benefit the Master Portfolios by improving the quality of Wells Fargo Bank's investment advice. The advisory fees paid by the Master Portfolios are not reduced because Wells Fargo Bank receives such services.

  Some broker/dealers may indicate that the provision of research services is dependent upon the generation of certain specified levels of commissions and underwriting concessions by Wells Fargo Bank's clients, including the Master Portfolios.

  Brokerage Commissions. For the fiscal years ended February 29, 1996, February 28, 1997 and February 28, 1998, the Master Portfolios paid brokerage commissions in the dollar amounts shown below. None of the brokerage commissions were paid to affiliated brokers.

MASTER PORTFOLIO                                 FYE 2/29/96       FYE 2/28/97           FYE 2/28/98
------------------------------------------    -----------------  ----------------  -----------------------
Growth Stock Master Portfolio                        $355,046          $394,483                 $494,115
Short-Intermediate Term Master Portfolio             $      0          $      0                 $      0

  Securities of Regular Broker/Dealers. As of February 28, 1998, the corresponding Master Portfolios did not own any securities of their "regular brokers or dealers" or their parents, as defined in the 1940 Act.

  Portfolio Turnover. The portfolio turnover rates for the Short-Intermediate Term Master Portfolio and the Growth Stock Master Portfolio are generally not expected to exceed 300% and 200%, respectively. The portfolio turnover rates for the Master Portfolios may result in higher transaction (i.e. principal markup/markdown, brokerage and other transaction) costs than comparable funds with lower portfolio turnover rates. The portfolio turnover rate of a Master Portfolio will not be a limiting factor when BGFA deems portfolio changes appropriate.

ITEM 18. CAPITAL STOCK AND OTHER SECURITIES.

  MSIT is a business trust organized under the laws of Delaware on October 28, 1993. In accordance with Delaware law and in connection with the tax treatment sought by MSIT, MSIT's Declaration of Trust provides that its investors would be personally responsible for MSIT's liabilities and obligations, but only to the extent MSIT's property is insufficient to satisfy such liabilities and obligations. The Declaration of Trust also provides that MSIT shall maintain appropriate insurance (for example, fidelity bonding and errors and omissions insurance) for the protection of MSIT, its investors, Trustees, Officers, employees and agents covering possible tort and other liabilities, and that investors will be indemnified to the extent they are held liable for a disproportionate share of MSIT obligations. Thus, the risk of an investor incurring financial loss on account of investor liability is limited to circumstances in which both inadequate insurance exists and MSIT itself is unable to meet its obligations.

  The Declaration of Trust further provides that obligations of MSIT are not binding upon the trustees individually but only upon the property of MSIT and that the trustees will not be liable for any action or failure to act, but nothing in the Declaration of Trust protects a trustee against any liability to which the trustee would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of the trustee's office.

  All interests of MSIT have equal voting rights and will be voted in the aggregate, and not by Portfolio, except where voting by Portfolio is required by law or where the matter involved only affects one Master Portfolio. For example, a change in a Master Portfolio's fundamental investment policy would be voted upon only by interestholders of the Master Portfolios involved. Additionally, approval of an advisory contract is a matter to be determined separately by a Master Portfolio. Approval by the interestholders of one Master Portfolio is effective as to that Master Portfolio whether or not sufficient votes are received from the interestholders of the other investment portfolios to approve the proposal as to those investment portfolios. As used in Part A and in this Part B, the term "majority," when referring to approvals to be obtained from interestholders of a Master Portfolio, means the vote of the lesser of (i) 67% of the interests of the Master Portfolio represented at a meeting if the holders of more than 50% of the outstanding interests of the Master Portfolio are present in person or by proxy, or (ii) more than 50% of the outstanding interests of the Master Portfolio. The term "majority," when referring to the approvals to be obtained from interestholders of MSIT as a whole, means the vote of the lesser of (i) 67% of MSIT's outstanding interests represented at a meeting if the holders of more than 50% of MSIT's outstanding interests are present in person or by proxy, or (ii) more than 50% of MSIT's outstanding interests. Interestholders are entitled to one vote for each full interest held and fractional votes for fractional interests held. MSIT may dispense with an annual meeting of interestholders in any year in which it is not required to elect trustees under the 1940 Act.

  MSIT may enter into a merger or consolidation, or sell all or substantially all of its assets, if approved by the vote of two-thirds of its investors (with the vote of each being in proportion to their respective percentages of the beneficial interests in MSIT), except that if the trustees of MSIT recommend such sale of assets, the approval by vote of a majority of the investors (with the vote of each being in proportion to their respective percentages of the beneficial interests in MSIT) will be sufficient. MSIT may also be terminated
(i) upon liquidation and distribution of its assets, if approved by the vote of two-thirds of its investors (with the vote of each being in proportion to the amount of their investment) or (ii) by the trustees of MSIT by written notice to its investors. In the event of the liquidation or dissolution of the MSIT, investors are entitled to receive their pro rata share of all assets available for distribution.

ITEM 19. PURCHASE, REDEMPTION AND PRICING OF SECURITIES.

  Beneficial interests in MSIT are issued solely in private placement transactions that do not involve any "public offering" within the meaning of
Section 4(2) of the Securities Act of 1933, as amended (the "1933 Act"). Investments in MSIT may only be made by registered broker/dealers or by investment companies, insurance company separate accounts, common or commingled trust funds, group trusts or similar organizations or entities that are "accredited investors" within the meaning of Regulation D under the 1933 Act. This registration statement does not constitute an offer to sell, or the solicitation of an offer to buy, any "security" within the meaning of the 1933 Act.

  The net asset value of each Master Portfolio is determined by the custodian on each day the relevant Master Portfolio is open.

  Securities held by a Master Portfolio for which market quotations are available are valued at latest prices. Securities for which the primary market is a national or recognized foreign securities or commodities exchange or the National Association of Securities Dealers Automated Quotations National Market System are valued at last sale prices. In the absence of any sale of such securities on the valuation date and in the case of other securities, including U.S. Government securities but excluding money market instruments maturing in 60 days or less, the valuations are based on latest quoted bid prices. Money market instruments maturing in 60 days or less are valued at amortized cost, with cost being the value of the security on the preceding day (61st day). Futures contracts will be marked to market daily at their respective settlement prices determined by the relevant exchange. Options listed on a national exchange are valued at the last sale price on the exchange on which they are traded at the close of the NYSE, or, in the absence of any sale on the valuation date, at latest quoted bid prices. Options not listed on a national exchange are valued at latest quoted bid prices. Debt securities maturing in 60 days or less are valued at amortized cost. In all cases, bid prices will be furnished by an independent pricing service approved by the Board of Trustees. Prices provided by an independent pricing service may be determined without exclusive reliance on quoted prices and may take into account appropriate factors such as institutional-size trading in similar groups of securities, yield, quality, coupon rate, maturity, type of issue, trading characteristics and other market data. Securities held under a repurchase agreement will be valued at a price equal to the amount of the cash investment at the time of valuation on the valuation date. The market value of the underlying securities shall be determined in accordance with the applicable procedures, as described above, for the purpose of determining the adequacy of collateral. All other securities and other assets of the Master Portfolios for which current market quotations are not readily available are valued at fair value as determined in good faith by Wells Fargo Bank, as sub-adviser, subject to the overall supervision and review of BGFA, as adviser, and in accordance with procedures approved by MSIT's Board of Trustees.

  Payment for shares of a Master Portfolio may, at the discretion of the adviser, be made in the form of securities that are permissible investments for the Master Portfolio and must meet the investment objective, policies and limitations of the Master Portfolio as described in the Part A. In connection with an in-kind securities payment, a Master Portfolio may require, among other things, that the securities (i) be valued on the day of purchase in accordance with the pricing methods used by the Master Portfolio; (ii) are accompanied by satisfactory assurance that the Master Portfolio will have good and marketable title to such securities received by it; (iii) are not subject to any restrictions upon resale by the Master Portfolio; (iv) be in proper form for transfer to the Master Portfolio; and (v) are accompanied by adequate information concerning the basis and other tax matters relating to the securities. All dividends, interest, subscription or other rights pertaining to such securities shall become the property of the Master Portfolio engaged in the in-kind purchase transaction and must be delivered to such Master Portfolio by the investor upon receipt from the issuer. Securities acquired through an in-kind purchase will be acquired for investment and not for immediate resale. Shares purchased in exchange for securities generally cannot be redeemed until the transfer has settled.

ITEM 20. TAX STATUS.

  MSIT intends to qualify each Master Portfolio as a partnership under the Internal Revenue Code of 1986, as amended (the "Code"). Accordingly, each investor in a Master Portfolio will be taxable on its allocable share (as determined in accordance with the governing instruments of the Master Portfolio) of a Master Portfolio's taxable income in determining the investor's federal income tax liability. The determination of such share will be made in accordance with the Code and regulations promulgated thereunder. A Master Portfolio's taxable year-end is the last day of December.

  Each Master Portfolio's assets, income and distributions are managed in such a way that a regulated investment company investing in a Master Portfolio will be able to satisfy the requirements of Subchapter M of the Code, provided that the regulated investment company invests substantially all of its assets in such Master Portfolio. Any interest, dividends and gains or losses of a Master Portfolio, as a partnership, will be deemed to have been "passed through" to investors in such Master Portfolio. If a Master Portfolio were to accrue but not distribute any interest, dividends or gains, an investor would be deemed to have realized and recognized its proportionate share of interest, dividends or gains without receipt of any corresponding distribution. However, a Master Portfolio seeks to minimize recognition by investors of interest, dividends and gains without a corresponding distribution.

  Investors' capital accounts will be adjusted on a daily basis to reflect additional investments or withdrawals and any increase or decrease in net asset value.

ITEM 21. UNDERWRITERS.

  The distributor and exclusive placement agent for MSIT is Stephens, which receives no additional compensation for serving in this capacity. Registered broker/dealers and investment companies, insurance company separate accounts, common and commingled trust funds, group trusts and similar organizations and entities which constitute accredited investors, as defined in the regulations adopted under the 1933 Act, may continuously invest in MSIT.

ITEM 22. CALCULATIONS OF PERFORMANCE DATA.

  Not applicable.

Item 23. Financial Information.

  KPMG Peat Marwick LLP has been selected as the independent auditors for MSIT. KPMG Peat Marwick LLP provides audit services, tax return preparation and assistance and consultation in connection with the review of certain SEC filings. KPMG Peat Marwick LLP's address is Three Embarcadero Center, San Francisco, California 94111.

  The audited financial statements, including the portfolio of investments, and independent auditors' report for each of the Master Portfolios for the fiscal year ended February 28, 1998, are hereby incorporated by reference to the MasterWorks Funds Inc. (SEC File Nos. 33-54128; 811-7322) Annual Report, as filed with the SEC on May 1, 1998. The audited financial statements are attached to all Part Bs delivered to interestholders and prospective interestholders.

                                    APPENDIX

  The following is a description of the ratings given by Moody's and S&P to corporate and municipal bonds, municipal notes, and corporate and municipal commercial paper.

CORPORATE AND MUNICIPAL BONDS

  Moody's: The four highest ratings for corporate and municipal bonds are "Aaa," "Aa," "A" and "Baa." Bonds rated Aaa are judged to be of the "best quality" and carry the smallest amount of investment risk. Bonds rated Aa are of "high quality by all standards," but margins of protection or other elements make long-term risks appear somewhat greater than Aaa rated bonds. Bonds rated A possess many favorable investment attributes and are considered to be upper medium grade obligations. Bonds rated Baa are considered to be medium grade obligations; interest payments and principal security appear adequate for the present, but certain protective elements may be lacking or may be characteristically unreliable over any great length of time. Such bonds have speculative characteristics as well. Moody's applies numerical modifiers "1," "2" and "3" in each rating category from Aa through Baa in its rating system. The modifier 1 indicates that the security ranks in the higher end of its category; the modifier 2 indicates a mid-range ranking; and the modifier 3 indicates that the issue ranks in the lower end.

  S&P: The four highest ratings for corporate and municipal bonds are "AAA," "AA," "A" and "BBB." Bonds rated AAA have the highest ratings assigned by S&P and have an extremely strong capacity to pay interest and repay principal. Bonds rated AA have a "very strong capacity to pay interest and repay principal" and differ "from the highest rated issued only in small degree." Bonds rated A have a "strong capacity" to pay interest and repay principal, but are "somewhat more susceptible" to adverse effects of changes in economic conditions or other circumstances than bonds in higher rated categories. Bonds rated BBB are regarded as having an "adequate capacity" to pay interest and repay principal, but changes in economic conditions or other circumstances are more likely to lead to a "weakened capacity" to make such repayments. The ratings from AA to BBB may be modified by the addition of a plus or minus sign to show relative standing within the category.

MUNICIPAL NOTES

  Moody's: The highest ratings for state and municipal short-term obligations are "MIG 1," "MIG 2," and "MIG 3" (or "VMIG 1," "VMIG 2" and "VMIG 3" in the case of an issue having a variable rate demand feature). Notes rated MIG 1 or VMIG 1 are judged to be of the "best quality." Notes rated MIG 2 or VMIG 2 are of "high quality," with margins of protections "ample although not as large as in the preceding group." Notes rated MIG 3 or VMIG 3 are of "favorable quality," with all security elements accounted for, but lacking the strength of the preceding grades.

  S&P: The "SP-1" rating reflects a "very strong or strong capacity to pay principal and interest." Notes issued with "overwhelming safety characteristics" will be rated "SP-1+." The "SP-2" rating reflects a "satisfactory capacity" to pay principal and interest.

CORPORATE AND MUNICIPAL COMMERCIAL PAPER

  Moody's: The highest rating for corporate and municipal commercial paper is (Prime-1) "P-1." Issuers rated P-1 have a "superior capacity for repayment of short-term promissory obligations." Issuers rated (Prime- 2) "P-2" "have a strong capacity for repayment of short-term promissory obligations," but earnings trends, while sound, will be subject to more variation.

  S&P: The A-1 rating for corporate and municipal commercial paper indicates that the "degree of safety regarding timely payment is either overwhelming or very strong." Commercial paper with "overwhelming safety characteristics" will be rated A-1+. Commercial paper with a strong capacity for timely payments on issues will be rated A-2.

CORPORATE NOTES

  S&P: The two highest ratings for corporate notes are "SP-1" and "SP-2." The SP-1 rating reflects a "very strong or strong capacity to pay principal and interest." Notes issued with "overwhelming safety characteristics" will be rated SP-1+. The SP-2 rating reflects a "satisfactory capacity" to pay principal and interest.

                        MANAGED SERIES INVESTMENT TRUST
                               FILE NO. 811-8140

                                    PART C

                               OTHER INFORMATION

Item 24.  Financial Statements and Exhibits.

     (a)  Financial Statements:

     The portfolio of investments, audited financial statements and independent auditors' report for the fiscal year ended February 28, 1998 for the Growth Stock and Short-Intermediate Term Master Portfolios are hereby incorporated by reference to the MasterWorks Funds Inc. Annual Report, as filed with the SEC on May 1, 1998.

     (b)  Exhibits:

Exhibit
Number          Description
-------         ---------------------------------------------------------------
 1          -   Declaration of Trust, incorporated by reference to the
                Registration Statement on Form N-1A filed November 8, 1993.

 2          -   By-Laws, incorporated by reference to the Registration Statement on Form N-1A filed November 8, 1993.

 3          -   Not Applicable

 4          -   Not Applicable.

 5(a)(i)    -   Investment Advisory Contract between BZW Barclays Global Fund
                Advisors and the Trust on behalf of the Growth Stock Master
                Portfolio, incorporated by reference to Amendment No. 4 to the Registration Statement, filed January 5, 1996.

  (a)(ii)   -   Investment Advisory Contract between BZW Barclays Global Fund
                Advisors and the Trust on behalf of the Short-Intermediate Term
                Master Portfolio, incorporated by reference to Amendment No. 4 to the Registration Statement, filed January 5, 1996.

  (a)(iii)  -   Sub-Advisory Contract by and among BZW Barclays Global Fund
                Advisors, Wells Fargo Bank, N.A. and the Trust on behalf of the Growth Stock Master Portfolio, incorporated by reference to Amendment No. 4 to the Registration Statement, filed January 5,
                1996.

 5(a)(iv)   -   Sub- Advisory Contract by and among BZW Barclays Global Fund
                Advisors, Wells Fargo Bank, N.A. and the Trust on behalf of the Short-Intermediate Term Master Portfolio, incorporated by reference to Amendment No. 4 to the Registration Statement, filed January 5, 1996.

 6          -   Placement Agent Agreement with Stephens Inc., incorporated by reference to Amendment No. 5 to the Registration Statement, filed June 28, 1996.

 7          -   Not Applicable

 8          -   Custody Agreement with Investors Bank & Trust Company,
                incorporated by reference to Amendment No. 6 to the Registration
                Statement, filed June 30, 1997.

 9(a)       -   Co-Administration Agreement with Stephens Inc. and Barclays
                Global Investors, N.A., incorporated by reference to Amendment
                No. 6 to the Registration Statement, filed June 30, 1997.

 9(b)       -   Sub-Administration Agreement with Investors Bank & Trust Company and Barclays Global Investors, N.A., incorporated by reference to Amendment No. 6 to the Registration Statement, filed June 30,
                1997.

 9(c)       -   Agency Agreement with Wells Fargo Bank, N.A., incorporated by reference to Amendment No. 5 to the Registration Statement, filed June 28, 1996.

10          -   Not Applicable

11          -   Not Applicable

12          -   Not Applicable

13(a)       -   Investment Letter, incorporated by reference to Amendment No. 2 to the Registration Statement, filed June 27, 1995.

  (b)       -   Investment Letter executed by Stephens Inc., incorporated by reference to Amendment No. 3 to the Registration Statement on Form N-1A filed July 19, 1995.

14          -   Not Applicable

15          -   Not Applicable

16          -   Not Applicable

17          -   See Exhibit 27

18          -   Not Applicable

27.1        -   Financial Data Schedule for the Short-Intermediate Term Master
                Portfolio, filed herewith.

27.2        -   Financial Data Schedule for the Growth Stock Master Portfolio,
                filed herewith.


Item 25.  Persons Controlled by or under Common Control with Registrant.

     No person is controlled by or under common control with Registrant.

Item 26.  Number of Holders of Securities.

     As of June 1, 1998, the number of record holders of the Registrant were as follows :


       Title of Class                       Number of Record Holders
       --------------                       ------------------------
  Growth Stock Master Portfolio                         2
  Short-Intermediate Term Master Portfolio              2


Item 27.  Indemnification.

     Article V of the Registrant's Declaration of Trust limits the liability and, in certain instances, provides for mandatory indemnification of the Registrant's trustees, officers, employees, agents and holders of beneficial interests in the Trust. In addition, the Trustees are empowered under Section
3.9 of the Registrant's Declaration of Trust to obtain such insurance policies as they deem necessary.

Item 28.  Business and Other Connections of Investment Adviser.

     The Growth Stock Master Portfolio and Short-Intermediate Term Master Portfolio are advised by Barclays Global Fund Advisors ("BGFA"), a wholly-owned subsidiary of Barclays Global Investors, N.A. ("BGI", formerly, Wells Fargo Institutional Trust Company). BGFA's business is that of a registered investment adviser to certain open-end, management investment companies and various other institutional investors. Wells Fargo Bank's business is that of a national banking association with respect to which it conducts a variety of commercial banking and trust activities, including acting as investment adviser and/or sub-adviser to certain open-end management investment companies and various other institutional investors.

     The directors and officers of BGFA consist primarily of persons who during the past two years have been active in the investment management business of the former sub-adviser to the Registrant, Wells Fargo Nikko Investment Advisors ("WFNIA") and, in some cases, the service business of BGI. Each of the directors and executive officers of BGFA will also have substantial responsibilities as directors and/or officers of BGI. To the knowledge of the Registrant, except as set forth below, none of the directors or executive officers of BGFA is or has been at any time during the past two fiscal years engaged in any other business, profession, vocation or employment of a substantial nature.

Name and Position         Principal Business(es) During at
at BGFA                   Least the Last Two Fiscal Years
-----------------         ------------------------------------------------------
Frederick L.A. Grauer     Director of BGFA and Co-Chairman and Director of BGI
Director                  45 Fremont Street, San Francisco, CA 94105

Patricia Dunn             Director of BGFA and Co-Chairman and Director of BGI
Director                  45 Fremont Street, San Francisco, CA 94105

Lawrence G. Tint          Chairman of the Board of Directors of BGFA and
Chairman and Director     Chief Executive Officer of BGI
                          45 Fremont Street, San Francisco, CA  94105

Geoffrey Fletcher         Chief Financial Officer of BGFA and BGI since May 1997
Chief Financial Officer   45 Fremont Street, San Francisco, CA 94105
                          Managing Director and Principal Accounting Officer at
                          Bankers Trust Company from 1988 - 1997
                          505 Market Street, San Francisco, CA 94111

     Wells Fargo Bank, N.A. ("Wells Fargo Bank"), a wholly owned subsidiary of Wells Fargo & Company, serves as sub-investment adviser to the Master Portfolios and, prior to January 1, 1996, served as investment adviser to the Trust. Wells Fargo Bank currently serves as investment adviser or sub-investment adviser to several other registered open-end management investment companies. Wells Fargo Bank's business is that of a national banking association with respect to which it conducts a variety of commercial banking and trust activities.

     To the knowledge of Registrant, none of the directors or executive officers of Wells Fargo Bank, except those set forth below, is or has been at any time during the past two fiscal years engaged in any other business, profession, vocation or employment of a substantial nature, except that certain executive officers also hold various positions with and engage in business for Wells Fargo & Company. Set forth below are the names and principal businesses of the directors and executive officers of Wells Fargo Bank who are or during the past two fiscal years have been engaged in any other business, profession, vocation or employment of a substantial nature for their own account or in the capacity of director, officer, employee, partner or trustee. All the directors of Wells Fargo Bank also serve as directors of Wells Fargo & Company.


Name and Position         Principal Business(es) and Address(es)
at Wells Fargo Bank       During at Least the Last Two Fiscal Years
-------------------       ------------------------------------------------------
H. Jesse Arnelle          Senior Partner of Arnelle, Hastie, McGee, Willis & Greene
Director                  455 Market Street
                          San Francisco, CA  94105


                          Director of Armstrong World Industries, Inc.
                          5037 Patata Street
                          South Gate, CA  90280

                          Director of Eastman Chemical Corporation
                          12805 Busch Place
                          Santa Fe Springs, CA  90670

                          Director of FPL Group, Inc.
                          700 Universe Blvd.
                          P.O. Box 14000
                          North Palm Beach, FL  33408

Michael R. Bowlin         Chairman of the Board of Directors, Chief Executive Officer,
Director                  Chief Operating Officer and President of
                          Atlantic Richfield Co. (ARCO)
                          Highway 150
                          Santa Paula, CA  93060

Edward Carson             Chairman of the Board and Chief Executive Officer of
Director                  First Interstate Bancorp
                          633 West Fifth Street
                          Los Angeles, CA  90071

                          Director of Aztar Corporation
                          2390 East Camelback Road  Suite 400
                          Phoenix, AZ  85016

                          Director of Castle & Cook, Inc.
                          10900 Wilshire Blvd.
                          Los Angeles, CA  90024

                          Director of Terra Industries, Inc.
                          1321 Mount Pisgah Road
                          Walnut Creek, CA  94596

William S. Davilla        President (Emeritus) and a Director of
Director                  The Vons Companies, Inc.
                          618 Michillinda Ave.
                          Arcadia, CA  91007
                          Director of Pacific Gas & Electric Company
                          788 Taylorville Road
                          Grass Valley, CA  95949

Rayburn S. Dezember       Director of CalMat Co.
Director                  3200 San Fernando Road
                          Los Angeles, CA  90065

                          Director of Tejon Ranch Company
                          P.O. Box 1000
                          Lebec, CA  93243

                          Director of The Bakersfield Californian



                          1707 I Street
                          P.O. Box 440
                          Bakersfield, CA  93302

                          Trustee of Whittier College
                          13406 East Philadelphia Ave.
                          P.O. Box 634
                          Whittier, CA  90608

Paul Hazen                Chairman of the Board of Directors of
Chairman of the Board     Wells Fargo & Company
 of Directors             420 Montgomery Street
                          San Francisco, CA  94105

                          Director of Phelps Dodge Corporation
                          2600 North Central Ave.
                          Phoenix, AZ  85004

                          Director of Safeway, Inc.
                          4th and Jackson Streets
                          Oakland, CA  94660

Robert K. Jaedicke        Professor (Emeritus) of Accounting
Director                  Graduate School of Business at Stanford University
                          MBA Admissions Office
                          Stanford, CA  94305

                          Director of Bailard Biehl & Kaiser
                          Real Estate Investment Trust, Inc.
                          2755 Campus Dr.
                          San Mateo, CA  94403

                          Director of Boise Cascade Corporation
                          1111 West Jefferson Street
                          P.O. Box 50
                          Boise, ID  83728

                          Director of California Water Service Company
                          1720 North First Street
                          San Jose, CA  95112

                          Director of Enron Corporation
                          1400 Smith Street
                          Houston, TX  77002

                          Director of GenCorp, Inc.
                          175 Ghent Road
                          Fairlawn, OH  44333

                          Director of Homestake Mining Company
                          650 California Street
                          San Francisco, CA  94108

Thomas L. Lee             Chairman and Chief Executive Officer of

Director                  The Newhall Land and Farming Company
                          10302 Avenue 7 1-2
                          Firebaugh, CA  93622

                          Director of Calmat Co.
                          501 El Charro Road
                          Pleasanton, CA  94588

                          Director of First Interstate Bancorp
                          633 West Fifth Street
                          Los Angeles, CA  90071

Ellen Newman              President of Ellen Newman Associates
Director                  323 Geary Street
                          Suite 507
                          San Francisco, CA  94102

                          Chair (Emeritus) of the Board of Trustees
                          University of California at San Francisco Foundation
                          250 Executive Park Blvd.
                          Suite 2000
                          San Francisco, CA  94143

                          Director of the California Chamber of Commerce
                          1201 K Street  12th Floor
                          Sacremento, CA  95814

Philip J. Quigley         Chairman, President and Chief Executive Officer of
Director                  Pacific Telesis Group
                          130 Kearney Street  Rm.  3700
                          San Francisco, CA  94108

Carl E. Reichardt         Director of Columbia/HCA Healthcare Corporation
Director                  One Park Plaza
                          Nashville, TN  37203

                          Director of Ford Motor Company
                          The American Road
                          Dearborn, MI  48121

                          Director of Newhall Management Corporation
                          23823 Valencia Blvd.
                          Valencia, CA  91355

                          Director of Pacific Gas and Electric Company
                          77 Beale Street
                          San Francisco, CA  94105

                          Retired Chairman of the Board of Directors
                          and Chief Executive Officer of Wells Fargo & Company
                          420 Montgomery Street
                          San Francisco, CA  94105

Donald B. Rice            President and Chief Executive Officer of Teledyne, Inc.

Director                  2049 Century Park East
                          Los Angeles, CA  90067

                          Retired Secretary of the Air Force

                          Director of Vulcan Materials Company
                          One MetroPlex Drive
                          Birmingham, AL  35209

Richard J. Stegemeier     Chairman (Emeritus) of Unocal Corp
Director                  44141 Yucca Avenue
                          Lancaster, CA  93534

                          Director of Foundation Health Corporation
                          166 4th
                          Fort Irwin, CA  92310

                          Director of Halliburton Company
                          3600 Lincoln Plaza
                          500 North Alcard Street
                          Dallas, TX  75201

                          Director of Northrop Grumman Corp.
                          1840 Century Park East
                          Los Angeles, CA  90067

                          Director of Outboard Marine Corporation
                          100 SeaHorse Drive
                          Waukegan, IL  60085

                          Director of Pacific Enterprises
                          555 West Fifth Street
                          Suite 2900
                          Los Angeles, CA  90031

                          Director of First Interstate Bancorp
                          633 West Fifth Street
                          Los Angeles, CA  90071

Susan G. Swenson          President and Chief Executive Officer of Cellular One
Director                  651 Gateway Blvd.
                          San Francisco, CA  94080

David M. Tellep           Retired Chairman of the Board and Chief Executive Officer of
Director                  Martin Lockheed Corp
                          6801 Rockledge Drive
                          Bethesda, MD  20817

                          Director of Edison International
                          and Southern California Edison Company
                          2244 Walnut Grove Ave.
                          Rosemead, CA  91770

                          Director of First Interstate

                          633 West Fifth Street
                          Los Angeles, CA  90071

Chang-Lin Tien            Chancellor of the University of California at Berkeley
Director                  Berkeley, CA  94720

                          Director of Raychem Corporation
                          300 Constitution Drive
                          Menlo Park, CA  94025

John A. Young             President, Chief Executive Officer and Director
Director                  of Hewlett-Packard Company
                          3000 Hanover Street
                          Palo Alto, CA  9434

                          Director of Chevron Corporation
                          225 Bush Street
                          San Francisco, CA  94104

                          Director of Lucent Technologies
                          25 John Glenn Drive
                          Amherst, NY  14228

                          Director of Novell, Inc.
                          11300 West Olympic Blvd.
                          Los Angeles, CA  90064

                          Director of Shaman Pharmaceuticals Inc.
                          213 East Grand Ave. South
                          San Francisco, CA  94080

William F. Zuendt         President of Wells Fargo & Company
President                 420 Montgomery Street
                          San Francisco, CA  94105

                          Director of 3Com Corporation
                          5400 Bayfront Plaza  P.O. Box 58145
                          Santa Clara, CA  95052
                          Director of the California Chamber of Commerce

Item 29.    Principal Underwriters.

     (a) Stephens Inc., distributor for the Registrant, does not presently act as investment adviser for any other registered investment companies, but does act as principal underwriter for Life & Annuity Trust, MasterWorks Funds Inc., Stagecoach Funds, Inc., Stagecoach Trust, Nations Fund, Inc., Nations Fund Trust, Nations Fund Portfolios, Inc., Nations LifeGoal Funds, Inc. and Nations Institutional Reserves, and is the exclusive placement agent for Master Investment Portfolio and Managed Series Investment Trust, which are registered open-end management investment companies.

     (b) Information with respect to each director and officer of the principal underwriter is incorporated by reference to Form ADV and Schedules A and D filed by Stephens Inc. with the Securities and Exchange Commission pursuant to The Investment Advisers Act of 1940 (SEC File No. 501-15510).

     (c)  Not applicable.

Item 30.  Location of Accounts and Records.

     (a) The Registrant maintains accounts, books and other documents required by Section 31(a) of the 1940 Act and the Rules thereunder (collectively, "Records") at the offices of Stephens Inc., 111 Center Street, Little Rock, Arkansas 72201.

     (b) BGFA maintains all Records relating to its services as investment adviser at 45 Fremont Street, San Francisco California 94105. For the period prior to October 21, 1996, BGI maintains all Records relating to its services as custodian at the same address.

     (c) Wells Fargo Bank maintains all Records relating to its services as sub-investment adviser beginning January 1, 1996, its services as investment adviser and custodian for the period prior to January 1, 1996, and its services as transfer and dividend disbursing agent at 525 Market Street, San Francisco California 94105.

     (d) Stephens maintains all Records relating to its services as sponsor, co-administrator and placement agent at 111 Center Street, Little Rock, Arkansas 72201.

     (e) IBT maintains all Records relating to its services as sub-administrator and custodian at 89 South Street, Boston, Massachusetts 02111.

Item 31.  Management Services.

     Other than as set forth under the captions "Item 5. Management of the Trust" in the Prospectus constituting Part A of this Registration Statement and "Item 16. Investment Advisory and Other Services" in the Statement of Additional Information constituting Part B of this Registration Statement, Registrant is not a party to any management-related service contract.

Item 32.  Undertakings.

     (a)  Not applicable.

     (b)  Not applicable.

     (c) Registrant undertakes to hold a special meeting of its shareholders for the purpose of voting on the question of removal of a trustee or trustees if requested in writing by the holders of at least 10% of each Master Portfolio, the outstanding voting securities of Master Investment Trust and to assist in communicating with other shareholders as required by Section 16(c) of the Investment Company Act of 1940.

                                   SIGNATURES

      Pursuant to the requirements of the Investment Company Act of 1940, the Registrant has duly caused this Amendment to its Registration Statement on Form N-1A to be signed on its behalf by the undersigned, thereto duly authorized, in the City of Little Rock, State of Arkansas on the 29th day of June, 1998.

                                MANAGED SERIES INVESTMENT TRUST


                                By /s/ Richard H. Blank, Jr.
                                   -------------------------
                                (Richard H. Blank, Jr.)
                                Secretary and Treasurer
                                (Principal Financial Officer)


   Signature                     Title
   ---------                     -----

                *                Trustee, Chairman and President
   -------------------------     (Principal Executive Officer)
   (R. Greg Feltus)


   /s/ Richard H. Blank, Jr.     Secretary and Treasurer
   -------------------------     (Principal Financial Officer)
   (Richard H. Blank, Jr.)


                *                Trustee
   -------------------------
   (Jack S. Euphrat)


                *                Trustee
   -------------------------
   (Thomas S. Goho)


                *                Trustee
   -------------------------
   (W. Rodney Hughes)


                *                Trustee
   -------------------------
   (J. Tucker Morse)


*By:  /s/ Richard H. Blank, Jr.
      -------------------------
      Richard H. Blank, Jr.
      As Attorney-in-Fact
      June 29, 1998

                        MANAGED SERIES INVESTMENT TRUST
                               FILE NO. 811-8140

                                 EXHIBIT INDEX

Exhibit Number    Description
--------------    -----------
  EX-27.1         Financial Data Schedule for the Short-Intermediate Term Master
                  Portfolio

  EX-27.2         Financial Data Schedule for the Growth Stock Master Portfolio